Exhibit 4.5

            INDENTURE, dated as of November 27, 1996, between TELEGROUP, INC., a corporation incorporated under the laws of the State of Iowa (together with its successors, the "Company"), as issuer, and THE CHASE MANHATTAN BANK, as trustee (the "Trustee").

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12% Senior Subordinated Notes due 2003 (the "Notes").


                               ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            Section 1.01  Definitions.
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            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. "Affiliate" shall also mean any Beneficial Owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company, and, for purposes of Section 4.10 only, any Person who would be an Affiliate of any such Beneficial Owner pursuant to the first sentence hereof.

            "Agent" means any Registrar or Paying Agent of the Notes.

            "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including by merger,
  consolidation or otherwise) by the Company or any Subsidiary of the Company, in one or a series of related transactions, of: (a) any Capital Stock of any Subsidiary of the Company; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or (c) other than in the ordinary course of business, any properties or assets of the Company or a Subsidiary of the Company. For the purposes of this definition, the term "Asset Sale" shall not include any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets (i) to the Company or any Subsidiary of the Company, (ii) that is governed by
  Section 5.01, (iii) that is governed by Section 4.09 or (iv) in one transaction or a series of related transactions involving assets with a Fair Market Value not in excess of $2,000,000.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS
  13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

            "Bank Agent" means American National Bank and Trust Company of Chicago or any successor or replacement administrative agent under the Credit Agreement.

            "Bankruptcy Law" means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

            "Beneficial Owner" means a "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to be a "beneficial owner" of all securities that such Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time.

            "Board of Directors" means the Board of Directors of the Company or a designated committee thereof.

            "Board Resolution" means a copy of a resolution certified by the Secretary of the Company or any Note Guarantor, as the case may be, to have been duly adopted by the Board of Directors or the board of directors (or designated committee thereof) of the relevant Note Guarantor and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means a day other than a Saturday, Sunday or any other day on which banking institutions in New York State are authorized or required by law to close.

            "Capital Stock" of any Person means any and all shares of, rights to purchase, warrants or options for, or participations or other interests in (however designated) equity of such Person, including Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

            "Cash Equivalents" means (i) any security, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America; (ii) any certificate of deposit, time deposit or bankers' acceptance (or, with respect to non-U.S. banking institutions, similar instruments), maturing not more than one year after the day of acquisition, issued by any commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, having combined capital and surplus and undivided profits of not less than $500,000,000 (or the foreign currency equivalent thereof), whose short-term debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (iii) commercial paper maturing not more than one year after the date of acquisition issued by a corporation (other than an Affiliate or Subsidiary of the Company) with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and (iv) any money market deposit accounts issued or offered by a commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, having combined capital and surplus and undivided profits in excess of $500,000,000 (or the foreign currency equivalent thereof).

            "Change of Control" has the meaning set forth in
  Section 4.16(b).

            "Commodities Agreements" means one or more of the following agreements entered into by a Person and one or more financial institutions: commodity future contracts, forward contracts, options or other similar agreements or arrangements designed to protect against fluctuations in the
  price of, or the shortage of supply of, commodities from time to time.

            "Company" means Telegroup, Inc., an Iowa corporation, until a successor Person shall have become such pursuant to Article Five, and thereafter "Company" shall mean such successor Person.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA of the Company for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense of the Company for such four fiscal quarters, provided, however,
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  that:

       (1) if the Company or any Subsidiary of the Company (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof as if such Indebtedness had been Incurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

       (2) if since the beginning of such period the Company or any Subsidiary of the Company shall have
  disposed of any company or any business or any group of assets constituting an operating unit (a "Disposal"), (x) EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Disposal for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Disposal for such period (and, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale);

       (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) shall have acquired any company or any business or any group of assets constituting an operating unit (for purposes of this definition, an "Acquisition"), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Acquisition had occurred on the first day of such period; and

       (4) if since the beginning of such period any Person (that subsequently became a Subsidiary of the Company or was merged with or into the Company or any Subsidiary of the Company since the beginning of such period) shall have made any Disposal or Acquisition that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Subsidiary of the Company during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Disposal or Acquisition occurred on the first day of such period.

            If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Subsidiary of the Company, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

            "Consolidated Income Tax Expense" means for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes and capital taxes of such Person and its Consolidated Subsidiaries for such period as recorded under "provision for taxes" on the statement of operations of such Person as determined in accordance with GAAP.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Subsidiaries, as determined in accordance with GAAP, plus, to the extent Incurred by the Company and its Subsidiaries in such period but not included in such interest expense, (i) amortization of debt discount (including amortization of fees), (ii) the interest portion of any deferred payment obligation which in accordance with GAAP is required to be reflected on an income statement, (iii) net costs (including amortization of discounts and

  fees) associated with Interest Rate Agreements or Currency Agreements,
  (iv) interest accruing on any Indebtedness of any other Person that is Guaranteed by the Company or any Subsidiary of the Company, (v) all commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing, (vi) all accrued interest, (vii) the aggregate dividends paid or accrued on Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary of the Company, (viii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid by the Company and the Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

            "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries, as determined in accordance with GAAP; provided, however, that there shall
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  not be included in such Consolidated Net Income: (i) any net income of any Person that is not the Company or a Subsidiary of the Company, except that, subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary , to the limitations contained in clause
  (iii) below); (ii) any net income or loss of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Subsidiary of the Company if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that, subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Subsidiary of the Company, to the limitation contained in this clause); (iv) any gain or loss realized upon any Asset Sale and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss as recorded on the statement of operations of the Company in accordance with GAAP;
  (vi) the cumulative effect of a change in accounting principles as recorded on the statement of operations of the Company in accordance with GAAP; (vii) all deferred financing costs written off in connection with the early extinguishment of indebtedness under the Credit Agreement or the Notes as recorded on the Company's statement of operations in accordance with GAAP; (viii) unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and permitted to be Incurred under Section 4.08 as recorded on the statement of operations of the Company in accordance with GAAP; (ix) non-recurring charges related to any acquisition by the Company or any Subsidiary of the Company occurring after the Issue Date as recorded on the statement of operations of the Company in accordance with GAAP; (x) non-cash, non-recurring charges as recorded on the Company's statement of operations in accordance with GAAP; and (xi) unrealized gains or losses in respect of Currency Agreements permitted by Section 4.08(v) as recorded on the statement of operations in accordance with GAAP; provided that in the case of any amount or charge specified in clause (vii), (viii), (ix),
  (x) or (xi), such amount or charge shall be net of any tax or tax benefit to the Company or any of its consolidated Subsidiaries resulting therefrom.

            "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation,
  amortization and other non-cash charges of such Person and its consolidated Subsidiaries for such period, on a Consolidated basis, as determined in accordance with GAAP (excluding any non-cash charge that requires an accrual or reserve for cash charges for any future period).

            "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Preferred Stock which is Redeemable Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (to the extent otherwise included in (i) and (ii) above) (w) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (x) all amounts attributable to interests in Subsidiaries of such Person held by Persons other than such Person or its Subsidiaries, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries, and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

            "Consolidation" means the consolidation of the amounts of each of the Company's Subsidiaries with those of the Company in accordance with GAAP consistently applied. The term "Consolidated" has a correlative meaning.

            "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is 450 West 33rd Street, 15th Floor, New York, New York 10001.

            "covenant defeasance" has the meaning set forth in Section
  8.02 (c).

            "Credit Agreement" means the Credit Agreement, among the Company and the other financial institutions which are to become parties thereto from time to time, as such agreement may be amended, modified, supplemented, renewed, refunded, replaced, increased or refinanced (in whole or in part) from time to time by one or more instruments or agreements with the same or other, or any combination of the same and other, lenders and, in each case, including, without limitation, any related notes, letters of credit and applications therefor, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, supplemented, renewed, refunded, replaced, increased or refinanced (in whole or in part) from time to time by one or more instruments or agreements. Without limiting the generality of the foregoing, the term "Credit Agreement" shall, subject to the covenants of this Indenture, include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

            "Credit Agreement Obligations" means all monetary obligations of every nature of the Company or a Subsidiary of the Company, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owed to the lenders or any agent under or in respect of the Credit Agreement.

            "Currency Agreement" means in respect of any Person any foreign exchange contract, currency swap
  agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

            "defeasance" has the meaning set forth in Section 8.02 (b).

            "Disinterested Director" means a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to any transaction or series of transactions.

            "Dollar" or "$" means the lawful money of the United States of America.

            "EBT" means, with respect to any Person for any period, the sum of Consolidated Net Income of such Person for such period, plus all Consolidated Income Tax Expense deducted in computing such Consolidated Net Income for such period, all determined on a consolidated basis in accordance with GAAP.

            "EBITDA" for any period means, with respect to any Person, the sum of Consolidated Net Income, Consolidated Interest Expense,
  Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income, without duplication, in each case for such period, of such Person and its consolidated
  Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

            "Event of Default" has the meaning set forth under
  Section 6.01.

            "Excess Proceeds" has the meaning set forth in Section
  4.15(a).

            "Excess Proceeds Offer" has the meaning set forth in
  Section 4.15(b).

            "Excess Proceeds Offer Price" has the meaning set forth in
  Section 4.15(b).

            "Excess Proceeds Purchase Date" has the meaning set forth in
  Section 4.15(c).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such
  Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to
  take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term "Guarantee" shall not include
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  (x) endorsements for collection or deposit in the ordinary course of business and (y) any obligation of any kind whatsoever of (i) the Company with respect to any Wholly-Owned Subsidiary, (ii) any Wholly-Owned
Subsidiary with respect to the Company or (iii) any Wholly-Owned
  Subsidiary with respect to any other Wholly-Owned Subsidiary. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor Senior Indebtedness" means, with respect to any Note Guarantor, the principal of, premium, if any, and interest (including interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on and other amounts due on or in connection with (including any fees, premiums, expenses, including costs of collection, and indemnities) any Indebtedness of such Note Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Note Guarantee of such Note Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on, and all other amounts owing in respect of all Credit Agreement Obligations of such Note Guarantor.

            "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for, provided, however, that any Indebtedness or Capital
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  Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

            "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable, other accrued current liabilities and liabilities of the kind referred to in clauses (f) and (g) of the second sentence of the definition of the term "Senior Indebtedness", in each case to the extent the same is incurred in the ordinary course of business consistent with past practice, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, banker's acceptance or other similar credit transaction, or in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations and all Attributable Debt of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for
  which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all Guarantees of such Person in respect of Indebtedness of another Person of any of the types referred to in this definition, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all Currency Agreements, Interest Rate Agreements and Commodities Agreements of such Person and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of any of the types referred to in clauses (a) through (h) above.

            For purposes hereof, (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder. When any Person becomes a Subsidiary there shall be deemed to have been an Incurrence by such Subsidiary of all Indebtedness for which it is liable at the time it becomes a Subsidiary. If the Company or any Subsidiary of the Company, directly or indirectly, Guarantees Indebtedness of another Person or otherwise Incurs a contingent obligation, there shall be deemed to be an Incurrence of such Guaranteed Indebtedness or the Incurrence of the maximum amount of such contingent obligation, as the case may be, as if the Company or such

  Subsidiary had directly incurred or otherwise assumed such Guaranteed Indebtedness or directly incurred or otherwise assumed the maximum amount of such contingent obligation, as the case may be.

            "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

            "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes, as set forth therein.

            "Interest Rate Agreement" means with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making such advance) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

            "Issue Date" means the date on which the Notes are originally issued.

            "Lien" means any mortgage, pledge, security interest, hypothecation, assignment, conveyance, preference, priority, encumbrance, lien (statutory or other) or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Material Adverse Effect" means any material adverse change in the properties, business, operations, assets, condition (financial or otherwise) or prospects of the Company or its Subsidiaries which could reasonably be expected to result in a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

            "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase (including pursuant to an Excess Proceeds Offer or an offer in the event of a Change of Control) or otherwise.

       "Maximum Amount" shall mean, with respect to any fiscal year of the Company, (i) $2 million, if the EBT for the Company in the year immediately preceding such fiscal year, as derived from the audited financial statements delivered by the Company pursuant to Section 4.17
  (iii), is $2 million or greater, (ii) $1 million plus the Excess Amount (as defined below) for such year, if the EBT for the Company in the year immediately preceding such fiscal year, as derived from the audited financial statements delivered by the Company pursuant to Section 4.17
  (iii), is greater than $1 million but less than $2 million (the amount by which such EBT exceeds $1 million in such year being referred to herein as the "Excess Amount") or (iii) $1 million, in the event that the EBT for the Company in the year immediately preceding such fiscal year, as derived from the financial statements delivered by the Company pursuant to Section 4.17 (iii), is $1 million or less.

            "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

            "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred
  payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold, but only to the extent they continue to be, with recourse to the Company or any Subsidiary), net of
  (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment banks) actually incurred and related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, and (b) with respect to any issuance or sale of Capital Stock, means the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold, but only to the extent they continue to be, with recourse to the Company or any Subsidiary of the Company), net of (i) brokerage commissions and other reasonable fees and expenses (including fees of legal counsel and investment banks) actually incurred and related to such issuance or sale and (ii) provisions for all taxes payable as a result of such issuance or sale; in each case, as reflected in an Officers' Certificate delivered to the Trustee.

            "Note Purchase Agreement" means the Note and Warrant Purchase Agreement dated as of November 27, 1996 among the Company and the purchasers of the Notes set forth on Schedule 2.2 thereto.

            "Note Guarantee" means the Guaranty of the Notes on the terms of Article Ten hereof, and any Guarantees of the Notes on the terms of
    Article Ten hereof that may from
  time to time be executed and delivered pursuant to the terms of this Indenture. Each such Note Guarantee shall be in the form prescribed in this Indenture.

            "Note Guarantor" means any Person that has issued a Note
  Guarantee.

            "Notes" means the Company's Senior Subordinated Notes Due 2003 issued under this Indenture in the original aggregate principal amount of U.S.$20,000,000 which are issued and authenticated under this Indenture and are then Outstanding.

            "Offer Period" has the meaning set forth in Section 4.15(c).

            "Officer" means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two
  Officers.

            "Opinion of Counsel" means a written opinion in form and substance reasonably satisfactory to the Trustee from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Pari Passu Indebtedness" means any Indebtedness of the Company or any Note Guarantor ranking pari passu with the Notes or the
                                        ---- -----
  applicable Note Guarantee, as applicable.

            "Paying Agent" has the meaning set forth in Section 2.04, except that, for the purposes of Sections 4.18 and 4.19 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates.

            "Payment Blockage Period" shall have the meaning set forth in
  Section 11.03(b).

            "Payment Default" means any default in the payment when due (whether at Stated Maturity, by acceleration or otherwise) of principal of or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, any Senior Indebtedness or Guarantor Senior Indebtedness, as applicable of the Company or any Note Guarantor.

            "Permitted Investment" means any of the following: (i) Investments in Cash Equivalents, (ii) Investments in the Company or in any Wholly-Owned Subsidiary of the Company (including any Person that thereby becomes a Subsidiary of the Company), (iii) Investments in existence on the Issue Date, (iv) receivables owing to the Company or any Subsidiary of the Company, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms,(v) Investments in securities of any Person received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person, (vi) Investments received by the Company or its Subsidiaries as consideration for Asset Sales effected in compliance with Section 4.15, and (vii) Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Subsidiary, and Currency Agreements designed to protect the Company or any Subsidiary against fluctuations in foreign currency exchange rates in respect of foreign exchange exposures incurred by the Company or any Subsidiary in the ordinary course of business, in each case permitted by Section 4.08.

            "Permitted Junior Securities" means (a) for purposes of Article Eleven (so long as the effect of any exclusion employing this definition is not to cause the Notes to be treated in any case or proceeding or similar event described in clauses (a), (b) or (c) of
  Section 11.02 as part of the same class of claims as the Senior Indebt-edness or any class of claims pari passu with, or senior to,
                                  ---- -----
  the Senior Indebtedness for purposes of any payment or distribution), debt or equity securities of the Company or any successor Person provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness; provided that (i) if a new
                                             --------
  Person results from such reorganization or readjustment, such Person assumes any Senior Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and
  (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered or impaired by such reorganization or readjustment, and (b) for purposes of Article Ten, any Guarantee by a Note Guarantor of a Permitted Junior Security of the Company described in clause (a) above; provided that such Guarantee is
                                         --------
  subordinated to the payment of all Guarantor Senior Indebtedness at least to the same extent that the Note Guarantees are subordinated to the payment of all Guarantor Senior Indebtedness, and such Guarantee is subject to provisions substantially similar to those set forth in Article Ten.

            "Permitted Lien" means (i) any Lien as existing on the Issue Date and listed on Schedule 1 to this Indenture; (ii) any Lien on any property or assets of a Subsidiary of the Company granted in favor of the Company or any Subsidiary of the Company; (iii) any Lien securing the Notes or any Note Guarantor; (iv) any Lien in favor of the Trustee under this Indenture; and (v) any extension, renewal or replacement in whole or in part, of any Lien described in the foregoing clauses (i) through (v), provided that any such extension, renewal or replacement
               --------
  shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

            "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "Public Equity Offering" means an underwritten public offering of newly issued shares of common stock of the Company (whether alone or in conjunction with any secondary public offering) which produces Net Cash Proceeds for the Company of at least $25,000,000 and after which an established public trading market exists for such common stock.

            "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed, or matures, on or prior to the 91st day after any Stated Maturity of the Notes, or is redeemable at the option of the holder thereof at any time on or prior to the 91st day after any Stated Maturity of the Notes, or, at the option of the holder thereof, is convertible into or exchangeable for Indebtedness or Redeemable Capital Stock at any time on or prior to the 91st day after any Stated Maturity of the Notes; it being understood and agreed that the term "Redeemable Capital Stock" shall not include the Warrants.

            "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

            "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

            "Registration Rights Agreement" means the Registration Rights Agreement attached as Exhibit A to the Warrants.

            "Registrar" shall have the meaning set forth in Section 2.04.

            "Related Business" means the businesses of the Company and its Subsidiaries as conducted on the Issue Date, and any businesses reasonably related, ancillary or complementary to such businesses.

            "Restricted Payment" shall have the meaning set forth in
  Section 4.09.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Subsidiary of the Company, whereby the Company or a Subsidiary of the Company transfers such property to a Person and the Company or a Subsidiary of the Company leases it from such Person.

            "S&P" means Standard & Poor's Ratings Services (a division of McGraw Hill Inc.) or any successor rating agency.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of the Company or any Subsidiary of the Company secured by a Lien.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on and other amounts due on or in connection with (including any fees, premiums, expenses, including costs of collection, and indemnities) any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on, and all other amounts owing in respect of, all Credit Agreement Obligations of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed and including in respect of claims under guarantees, claims for indemnity, claims in relation to expense reimbursement and fees. Notwithstanding the foregoing, "Senior Indebtedness" shall not include
  (a) Indebtedness evidenced by the Notes, (b) Indebtedness that is pari passu with or expressly subordinated or junior in right of payment
  ---- -----
  to any Senior Indebtedness of the Company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Company, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of the Company, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement Obligations or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) to the extent it might constitute Indebtedness, any liability for federal, state, local, foreign or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company and (i) that portion of any Indebtedness of the Company which at the time of Incurrence is Incurred in violation of this Indenture.

            "Senior Representative" means the Bank Agent or any other representatives of the holders of any class or issue of Senior Indebtedness designated in writing to the Trustee; provided that, in the
                                                     --------
  absence of a representative of the type described above, any holder or holders of a majority of the principal amount outstanding of any class or issue of Senior Indebtedness may collectively act as Senior Representative for such class or issue.

            "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes and is not
                          ---- -----
  subordinated by its terms to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

            "Senior Subordinated Note Obligations" means (i) any principal of, premium, if any, and interest on, and any other amounts owing in respect of, the Notes payable pursuant to the terms of the Notes or this Indenture or upon acceleration of the Notes, including, without limitation, amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal of, premium, if any, interest, or other amounts owing with respect to, the Notes and (ii) in the case of any Note Guarantor, any obligations with respect to the foregoing or otherwise under its Note Guarantee.

            "Specified Indebtedness" means (i) any Indebtedness of the Company or any Note Guarantor that is Pari Passu Indebtedness or Subordinated Indebtedness or (ii) any Indebtedness of any Subsidiary of the Company that is Subordinated Indebtedness, provided, however, that Specified Indebtedness shall never include any Credit Agreement
  Obligation otherwise constituting Guarantor Senior Indebtedness.

            "Stated Maturity" means, when used with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Indebtedness" means (i) any Indebtedness of the Company or any Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes or any Note Guarantee or (ii) Indebtedness of any Subsidiary of the Company that is subordinated or junior in right of payment to any other Indebtedness of such Subsidiary.

            "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock (including partnership or other equity interests) generally entitled (without the incurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

            "Surviving Entity" has the meaning set forth in Section 5.01.

            "TIA" means the Trust Indenture Act of 1939, as amended.

            "Trust Officer" means any officer of the Trustee with direct responsibility for the administration of this Indenture.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

            "Warrant" means the warrants to purchase the Capital Stock of the Company issued and sold to the purchasers of Notes pursuant to the Note and Warrant Purchase Agreement.

            "Wholly-Owned Subsidiary" means a Subsidiary of the Company all the Capital Stock of which (other than nominal directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary of the Company.

            Section 1.02.   Incorporation by Reference of Trust Indenture
                            ---------------------------------------------
  Act.  Whenever this Indenture refers to a provision of the TIA, the
  ---
  provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

       "Commission" means the SEC;

       "indenture notes" means the Notes and the Note Guarantees;

       "indenture noteholder" means a Noteholder or Holder;

       "indenture to be qualified" means this Indenture;

       "indenture trustee" or "institutional trustee" means the Trustee;
  and

       "obligor" on the indenture notes means the Company or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

            Section 1.03   Rules of Construction.  For all purposes of
                           ---------------------
  this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a)     a term has the meaning assigned to it;

         (b) words in the singular include the plural, and words in the plural include the singular;

         (c)     "or" is not exclusive;

           (d)     provisions apply to successive events and transactions;

         (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, as in effect from time to time unless reference to GAAP is made with respect to any specific accounting term; and

         (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


  ARTICLE TWO

  THE NOTES

            Section 2.01   Authorized Principal Amount of Notes;
                           ------------------------------------
  Conditions to Issuance of Notes.  The Company shall execute and issue in
  -------------------------------
  accordance with Section 2.03 hereof, Notes in registered form in substantially the form of Exhibit A hereto in an aggregate principal amount of U.S.$20,000,000. The Notes so issued shall be subject to all of the terms, conditions and benefits of this Indenture, with the intent that all Notes shall rank pari passu with each other. No
                                   ---- -----
  additional Notes (other than Notes issued upon registration of transfer or exchange or upon appropriate indemnification to replace lost, stolen or mutilated Notes) may be issued under this Indenture.

            Section 2.02   Forms and Dating.  The Notes and the Trustee's
                           ----------------
  certificate of authentication thereon shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of iden-tification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution thereof. The Notes shall be issuable only in registered form without coupons.

            The definitive Notes and Note Guarantees shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the form of the Notes, annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Section 2.03  Execution and Authentication.  Two Officers of
                          ----------------------------
  the Company shall execute the Notes on behalf of the Company by either manual or facsimile signature.

            If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

            A Note shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate and deliver Notes only upon receipt by the Trustee of an Officer's Certificate and Opinion of Counsel complying with Section 12.04 hereof with respect to satisfaction of all conditions precedent contained in this Indenture to authentication and delivery of such Notes.

            Upon compliance by the Company with the provisions of the previous paragraph, the Trustee shall, upon receipt of the written order of the Company signed by any two

  Officers requesting such action, authenticate Notes in an aggregate principal amount not to exceed $20,000,000. Such written order shall specify the amount of Notes to be authenticated and shall further provide instructions concerning registration, amount for each Holder and delivery instructions.

            With the approval of the Company, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authen-tication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

            Section 2.04  Registrar and Paying Agent.  The Company shall
                          --------------------------
  maintain in New York City an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

            The Company hereby initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

            Section 2.05   Paying Agent to Hold Money in Trust.  Each
                           -----------------------------------
  Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such money has been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default with respect to the Notes or other Event of Default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed.
  Upon doing so, the Paying Agent (other than an obligor under the Notes or any Note Guarantee) shall have no further liability for the money so paid over to the Trustee.

            Section 2.06   Noteholder Lists.  The Trustee shall preserve
                           ----------------
  in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

            Section 2.07   Transfer and Exchange.  When Notes are
                           ---------------------
  presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transfer or exchange are met; provided that the Notes surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.03, 2.08, 2.11, 3.06, 4.15,
  4.16 or 9.04). The Registrar shall not be required to register the transfer of exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

            Section 2.08   Replacement Notes.  If a mutilated Note is
                           -----------------
  surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such

  Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement
  Note is an additional obligation of the Company.

            Section 2.09   Outstanding Notes.  Notes outstanding at any
                           -----------------
  time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those described in this Section 2.09 as not outstanding and those deemed satisfied pursuant to Article Eight. A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced
  Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

            If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash suf-ficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date, and is not prohibited from paying such cash to the Holders of such Notes pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

            Section 2.10   Treasury Notes.  In determining whether the
                           --------------
  Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be disregarded.

            Section 2.11   Temporary Notes.  Until definitive Notes are
                           ---------------
  prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

            Section 2.12  Cancellation.  The Company at any time may
                          ------------
  deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary of the Company), and no one else, shall cancel and, unless otherwise directed in writing by the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its usual procedures. Subject to
  Section 2.08, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

            Section 2.13   Defaulted Interest.  If the Company defaults on
                           ------------------
  a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least ten Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company
  shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

            The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

            Section 2.14   Deposit of Moneys.  On or before each Interest
                           -----------------
  Payment Date and Maturity Date, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be; provided that the Company may make any such deposit in next day funds on or before the Business Day before any Interest Payment Date or Maturity Date.

            Section 2.15  Computation of Interest.  Interest payable on
                          -----------------------
  the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.


                                 ARTICLE THREE

                              REDEMPTION OF NOTES

            Section 3.01   Notices to the Trustee.  If the Company elects
                           ----------------------
  to redeem Notes pursuant to Paragraphs 4(a) or (b) of the Notes, it shall notify the Trustee of the Redemption Date and principal amount of Notes to be redeemed.

            The Company shall notify the Trustee by an Officers'
  Certificate, stating that such redemption will comply with the provisions hereof and of the Notes, of any redemption at least 30 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee).

            Section 3.02   Selection of Notes to Be Redeemed. In the event
                           ---------------------------------
  that less than all of the Notes are to be redeemed at any time, selec-tion of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of an original principal amount of $1,000 or less shall be redeemed in part.

            The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

            Section 3.03   Notice of Redemption.  Notice of redemption
                           --------------------
  shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note register maintained by the Registrar.

            All notices of redemption shall identify the Notes to be redeemed and shall state:

           (a)     the Redemption Date;

         (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

         (c) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

         (d) if any Note is to be redeemed in part only, the portion of the principal amount of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Noteholder;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

         (f) the CUSIP or private placement number, if any, relating to such Notes;

         (g) the paragraph of the Notes pursuant to which the Notes are being redeemed; and

         (h) that no representation is made as to the accuracy or correctness of the CUSIP or private placement number, if any, listed in such notice or printed on the Notes.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

            The notice, if mailed in the manner provided herein, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice shall not affect the validity of the proceedings for the redemption of any Note.

            Section 3.04   Effect of Notice of Redemption.  Once notice of
                           ------------------------------
  redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the applicable Redemption Price (expressed as percentages of principal amount). Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

            Section 3.05   Deposit of Redemption Price.  On or prior to
                           ---------------------------
  any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.

            Section 3.06   Notes Redeemed or Purchased in Part.  Upon
                           -----------------------------------
  surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute, each Note Guarantor shall Guarantee and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes (accompanied by a notation of Note Guarantee, duly endorsed by each such Note Guarantor) of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.


                                ARTICLE FOUR

                                  COVENANTS

            Section 4.01   Payment of Notes.  The Company shall pay, or
                           ----------------
  cause to be paid, the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate of any thereof) holds on that date money designated for and sufficient to pay the installment and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate and in the manner provided in the Notes. The Company shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

            Section 4.02   Maintenance of Office or Agency.  The Company
                           -------------------------------
  shall maintain in the Borough of Manhattan, The City of New York, an office or agency where (i) the Notes and the Note Guarantees may be surrendered for registration of transfer or exchange, (ii) the Notes and the Note Guarantees may be presented for payment and (iii) notices and demands to or upon the Company or any Note Guarantor in respect of the Notes, the Note Guarantees and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

            The Company may also from time to time designate one or more other offices or agencies where the Notes and the Note Guarantees may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or
                                     --------
  rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the office of the Trustee maintained at 450 West 33rd Street, 15th Floor, New York, New York, as such office of the Company in accordance with this Section 4.02.

            Section 4.03   Corporate Existence.  Subject to Article Five,
                           -------------------
  the Company shall do or cause to be done all things necessary to and shall cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate, partnership or limited liability company existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided that the Company
                                               --------
  or any of its Subsidiaries shall not be required to preserve any such existence (in the case of Subsidiaries), rights, licenses or franchises if (x) the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the
    Company and its Subsidiaries
  taken as a whole or (y) the loss thereof is not materially adverse to the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder;
  provided, further, however, that the foregoing shall not prohibit the
  --------  -------  -------
  sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

            Section 4.04   Payment of Taxes and Other Claims.  The Company
                           ---------------------------------
  shall pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company, and
  (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary except for Permitted Liens; provided, however, that
                                                --------  -------
  the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which adequate provision (in the good faith judgment of management of the Company) has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders or is not materially adverse to the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

            Section 4.05   Maintenance of Properties.  The Company shall,
                           -------------------------
  and shall cause each of its Subsidiaries to, cause all material properties and assets to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided that nothing in this Section 4.05 shall prevent the
    Company or
  any Subsidiary of the Company from discontinuing the operation and main-tenance of any of its properties (x) if such discontinuance is, in the judgment of the Company or of such Subsidiary, desirable in the conduct of its business or (y) if such discontinuance or disposal is not materially adverse to the Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

            Section 4.06  Compliance Certificate; Notice of Default.
                          ------------------------------------------
  (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. One of the persons signing the Officers' Certificate given pursuant to this Section 4.06 shall be the principal executive, financial or accounting officer of the Company, in compliance with TIA Section 314(a)(4).

       (b) The Company shall deliver to the Trustee as soon as possible, and in any event within 30 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            Section 4.07   Waiver of Stay, Extension or Usury Laws.  The
                           ---------------------------------------
  Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so)
  the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 4.08   Limitation on Indebtedness.  The Company shall
                           --------------------------
  not, and shall not permit any Subsidiary of the Company to, Incur any Indebtedness other than the following:

           (i)    Indebtedness of the Company under the Credit Agreement;

           (ii) Indebtedness of the Company pursuant to the Notes and Indebtedness of any Note Guarantor pursuant to its Note Guarantee;

           (iii) Indebtedness of the Company or any Subsidiary outstanding on the Issue Date and listed on Schedule 2 to this Indenture (other than Indebtedness under or in respect of the Credit Agreement);

           (iv) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Wholly-Owned Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that (x) any such Indebtedness is made pursuant to an intercompany note, (y) any such Indebtedness of the Company is Subordinated Indebtedness that is subordinated to the Notes as provided in such intercompany note, and in any event at least to the same extent as the Notes are subordinated to Senior Indebtedness, and (z) any subsequent transfer of any such Indebtedness (except to the Company or a Subsidiary of the Company) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

           (v) Obligations of the Company or any Wholly-Owned Subsidiary entered into in the ordinary course of
       business (A) under Interest Rate Agreements designed to protect such Person against fluctuations in interest rates in respect of Indebtedness of such Person permitted to be incurred under this Indenture, which obligations do not exceed the aggregate principal amount of such Indebtedness, and (B) under Currency Agreements designed to protect such Person against fluctuations in foreign currency exchange rates in respect of foreign exchange exposures incurred by such Person;

           (vi)   Indebtedness of the Company or any Wholly-Owned
       Subsidiary Incurred subsequent to a Public Offering to the extent that, after giving effect to such Incurrence, the Consolidated Coverage Ratio would be greater than 2.1;

           (vii) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this Section 4.08 and
       Section 4.14(c), a "refinancing") of any Indebtedness described in clause (i), (ii), (iii) or (iv) of this Section 4.08, including any successive refinancings, so long as (A) any such new Indebtedness shall be in principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced and (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company or a Subsidiary of the Company incurred in connection with such refinancing; (B) in the case of any refinancing of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made pari passu with or subordinate in right of payment to the
            ---- -----
         Notes and the Note Guarantees, as applicable, at least to the same extent as the Indebtedness being refinanced; and
       (C) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity the same as or later than the final Stated Maturity of the Indebtedness being refinanced, provided, however, that the aggregate principal amount of all
  --------  -------
  Indebtedness permitted to be Incurred pursuant to clauses (i) and (iii) of this Section 4.08, together with the aggregate principal amount of any renewal, extension, substitution, refinancing or replacement thereof, at any time outstanding shall not exceed $9.4 million.

            Section 4.09   Limitation on Restricted Payments.    The
                           ---------------------------------
  Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly:

            (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company ), or any other payment to the direct or indirect holders of Capital Stock of the Company in their capacity as such, except dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock);

           (ii) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of any Subsidiary of the Company (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company), or any other payment to the direct or indirect holders of Capital Stock of any Subsidiary of the Company in their capacity as such, except dividends or distributions payable solely to the Company or any Wholly-Owned Subsidiary of the Company;

           (iii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary of the Company held by Persons other than the Company or a Subsidiary of the Company, except from all holders of such Capital Stock of a Subsidiary of the Company on a pro rata basis;

           (iv) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness or any Pari Passu Indebtedness of the Company or any Subsidiary of the Company (other than in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement); or

            (v)   make any Investment (other than any Permitted
       Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment");

  if at the time of and after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or Event of Default shall have occurred and be continuing or would result therefrom; or (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.08; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made from and after the Issue Date would exceed, without duplication, the sum of:

              (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 1996 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, if such

       Consolidated Net Income for such period would be a deficit, minus 100% of such deficit); and

              (B) the aggregate Net Cash Proceeds received by the Company either (x) as capital contributions in the form of common equity to the Company after the Issue Date or (y) from the issuance or sale of Capital Stock (other than Redeemable Capital Stock) of the Company after the Issue Date, other than to a Subsidiary of the Company.

            Section 4.10   Limitation on Transactions with Affiliates.
                           ------------------------------------------
  (a) The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, conduct any business, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, conveyance, disposition, lease or exchange of any property, the rendering of any service or the making of any loan or advance) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms no less favorable to the Company or such Subsidiary than those that could be obtained at the time of such Affiliate Transaction in a comparable arm's length transaction with a Person who is not an Affiliate of the Company, and (ii) in the event such an Affiliate Transaction (together with any one or more related Affiliated Transaction) involves aggregate payments or value of $500,000 or greater, (x) a majority of the Board of Directors of the Company, including a majority of the Disinterested Directors (if any), have determined in good faith that the criteria set forth in clause (i) are satisfied and have approved the relevant Affiliate Transaction, such approval to be evidenced by a Board Resolution, and (iii) in the event that such Affiliate Transaction occurs prior to the time when the Company has appointed a Disinterested Director and such Affiliate Transaction (together with all prior or contemporaneous Affiliate Transactions) involves aggregate payments or value of $1,500,000 or greater, the Company has obtained a written opinion of an investment banking firm or an independent
  appraiser or accounting firm, in either case that is nationally recognized in the United States of America, stating that the terms of such Affiliate Transaction are fair to the Company and its Subsidiaries from a financial point of view (a "Fairness Opinion"), and (iv) in the event that such Affiliate Transaction occurs subsequent to the time when the Company has appointed a Disinterested Director and such Affiliate Transaction (together with any one or more related Affiliated Transaction with the same Affiliate) involves aggregate payments or value of $2,500,000 or greater, the Company has obtained a Fairness Opinion, and (v) the Company has delivered to the Trustee an Officers' Certificate certifying that such Affiliate Transaction complies with the foregoing clause (i), and that, if required by the foregoing clause
  (ii), (iii) or (iv), such Affiliate Transaction has been approved by the Board of Directors (including a majority of the Disinterested Directors) or the Company has obtained a Fairness Opinion with respect thereto, together with copies of the relevant Board Resolution or Fairness Opinion.

          (b) The foregoing paragraph (a) will not apply to: (i) any transaction permitted as a Restricted Payment pursuant to Section 4.09,
  (ii) the payment of reasonable and customary regular fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (iii) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (iv) any transaction with an officer or member of the board of directors of the Company or any Subsidiary of the Company in the ordinary course of business involving indemnity arrangements, and (v) the payment of any salary or other employee benefits by the Company or any of its Subsidiaries during any fiscal year of the Company to any officer or director of the Company or any of its Subsidiaries who is also an Affiliate of the Company to the extent (and only to the extent) that the aggregate amount of such salary and benefits paid in such fiscal year does not exceed the Maximum Amount for such fiscal year.

            Section 4.11   Limitation on Certain Liens.  The Company shall
                           ---------------------------
  not, and shall not permit any Subsidiary of the Company to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than any Permitted Lien) on or with respect to any of its property or assets (including any Capital Stock), whether held on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, securing any Specified Indebtedness, unless effective provision is made contemporaneously therewith to secure the Notes and the Note Guarantees, as applicable, (i) in the case of a Lien securing Subordinated Indebtedness, by a perfected Lien on such property, assets, income, profits or proceeds that is senior in priority to such Lien securing such Subordinated Indebtedness, or (ii) in the case of a Lien securing any other Specified Indebtedness, equally and ratably with (or prior to) such Lien securing such Indebtedness.

            Section 4.12   Limitation on Other Senior Subordinated
                           ---------------------------------------
  Indebtedness.  The Company shall not, and shall not permit any
  ------------
  Subsidiary of the Company to, directly or indirectly, Incur any Indebtedness that is subordinate or junior in right of payment in any respect to any other Indebtedness, unless such Indebtedness is expressly subordinate in right of payment to, or ranks pari passu with, the Notes, in the case of the Company, or the Note Guarantees, in the case of a Subsidiary.

            Section 4.13  Limitation on the Sale or Issuance of Preferred
                          -----------------------------------------------
  Stock of Subsidiaries.  The Company shall not sell, and shall not permit
  ---------------------
  any Subsidiary of the Company to, directly or indirectly, issue or sell, any shares of Preferred Stock of any Subsidiary of the Company except
  (i) to the Company or a Subsidiary of the Company, or to directors as director's qualifying shares to the extent required by applicable law, or (ii) if, immediately after giving effect to such issuance or sale, such Subsidiary would no longer constitute a Subsidiary. The proceeds of any sale of such Preferred Stock permitted by the preceding clause
    (ii) will be treated as Net Cash Proceeds from an

  Asset Sale and must be applied in accordance with the terms of
  Section 4.15.

            Section 4.14  Limitation on Dividend and Other Payment
                          ----------------------------------------
  Restrictions Affecting Subsidiaries.    The Company shall not, and shall
  -----------------------------------
  not permit any Subsidiary of the Company to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay, directly or indirectly, dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (iii) make loans or advances to the Company or any other Subsidiary of the Company, (iv) transfer any of its properties or assets to the Company or any other Subsidiary of the Company (other than any customary restriction on transfers of property subject to a Lien permitted under this Indenture that would not adversely affect the Company's ability to satisfy its obligations hereunder) or (v) Guarantee any Indebtedness of the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) the Credit Agreement or (c) any agreement or other instrument of a Person acquired by the Company or any Subsidiary of the Company in existence at the time of such acquisition (but not created in contemplation thereof), or any refinancing thereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired.

            Section 4.15   Limitation on Disposition of Proceeds of Asset
                           ----------------------------------------------
  Sales.    The Company shall not, and shall not permit any Subsidiary of
  -----
  the Company to, engage in any Asset Sale unless (i) such Asset Sale is for not less than the Fair Market Value of the assets sold (as determined, to the extent such Asset Sale involves a Fair Market Value greater than $2,000,000, in good faith by the

  Board of Directors whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) at least 80% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or Cash Equivalents (with Indebtedness of the Company or any Subsidiary of the Company which is assumed by another Person in such Asset Sale being counted as cash for such purpose if the Company and each Subsidiary of the Company, as the case may be, is unconditionally released from liability therefor). Net Cash Proceeds of any Asset Sale may be applied to repay Senior Indebtedness (but only if the related loan commitments (if any) or amounts available to be reborrowed (if any) under such Senior Indebtedness are permanently reduced by the amount of such payment). To the extent that such Net Cash Proceeds are not applied as provided in the preceding sentence, the Company or a Subsidiary of the Company, as the case may be, may apply the Net Cash Proceeds from such Asset Sale, within 180 days of such Asset Sale, to an investment in properties and assets to replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the businesses of the Company or its Subsidiaries, as the case may be, existing on the Issue Date or in any business or businesses reasonably similar to such businesses. Any Net Cash Proceeds from any Asset Sale not applied as provided in the preceding two sentences, within 180 days of such Asset Sale, constitute "Excess Proceeds" subject to disposition as provided below.

            (b) When the aggregate amount of Excess Proceeds exceeds $2,000,000 the Company shall make an offer to purchase (an "Excess Proceeds Offer") from all Noteholders an aggregate principal amount of Notes equal to such Excess Proceeds, at a purchase price (the "Excess Proceeds Offer Price") in cash equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date in respect of the Excess Proceeds Offer in accordance with the procedures set forth in this Section 4.15. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess
    Proceeds Offer is less
  than the Excess Proceeds, the Company may use such deficiency for general corporate purposes.

             (c) (1) Within 15 Business Days after the Company becomes obligated to make an Excess Proceeds Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Excess Proceeds Offer is oversubscribed) at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act (an "Excess Proceeds Purchase Date"), and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision.

            (2) Not later than the date upon which written notice of an Excess Proceeds Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the aggregate Excess Proceeds Offer Price for the Notes,
  (ii) the allocation of the Net Cash Proceeds from the Asset Sales pursuant to which such Excess Proceeds Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.15(a).
  On or prior to the Excess Proceeds Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Cash Equivalents an amount equal to the aggregate Excess Proceeds Offer Price for the Notes to be held for payment in accordance with the provisions of this Section 4.15. Upon the expiration of the period for which the Excess Proceeds Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Excess Proceeds
    Purchase Date, mail or
  deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the aggregate Excess Proceeds Offer Price for the Notes, the Trustee shall deliver the excess to the Company promptly after the expiration of the Offer Period for application in accordance with this Section 4.15.

            (3) Holders electing to have a Note purchased will be required to surrender the Note with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Excess Proceeds Purchase Date. Holders will be entitled to withdraw their election to have a Note purchased pursuant to this Section 4.15 if the Trustee or the Company receives not later than one Business Day prior to the Excess Proceeds Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder, the certificate number of the Note in respect of which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the aggregate Excess Proceeds Offer Price for the Notes, the Company shall select the Notes to be purchased on a pro rata basis. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating the such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section
  4.15. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the

  Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

            Section 4.16   Change of Control.    Upon the occurrence of a
                           -----------------
  Change of Control, each Noteholder shall have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms set forth in this covenant.

              (b) A "Change of Control" means the occurrence of any of the following events:

               (i) prior to an initial Public Equity Offering, Fred Gratzon and Clifford Rees cease collectively to be the Beneficial Owners, directly or indirectly, of Voting Stock of the Company representing more than 50% of the total voting power of the Voting Stock of the Company (as a result of the acquisition or issuance of securities, by merger or otherwise);


              (ii) at any time after an initial Public Equity Offering, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Fred Gratzon and Clifford Rees, is or becomes (as the result of the acquisition or issuance of securities, by merger or otherwise) the Beneficial Owner, directly or indirectly, of (A) more than 50% of the common stock of the Company or (B) more than 50% of the total voting power of the Voting Stock of the Company;

            (iii) the merger or consolidation of the Company with or into another Person, or of another Person with or into the Company, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all the assets of the Company to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless
       (x) pursuant to such transaction such securities are changed into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) cash, securities and other property in an amount that could be paid by the Company as a Restricted Payment under this Indenture, and
       (y) immediately after giving effect to such transaction, the Beneficial Owners of the Voting Stock of the Company immediately prior to such transaction are or become (as the result of the acquisition or issuance of securities, by merger or otherwise) the Beneficial Owners, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving or transferee corporation;

           (iv)  [Intentionally Omitted]; or

           (v) prior to an initial Public Equity Offering, Clifford Rees ceases to be the President and Chief Executive Officer and a Director of the Company, or ceases or becomes unable to exercise his duties as such for any consecutive 120 day period or for more than 120 days in the aggregate during any consecutive 180 day period (as a result of death or incapacity); or

            (vi) prior to an initial Public Equity Offering, Clifford Rees ceases to be the President and Chief Executive Officer and a Director of the Company, or ceases or becomes unable to exercise his duties as such for any consecutive 30 day period or for more than 30
       days in the aggregate during any consecutive 120 day period (as a result of termination, resignation or any other reason not specified in Section 4.16(v) hereof.

              (c) Prior to the mailing of the notice to Holders provided for in paragraph (d) below, the Company shall have (x) terminated all commitments and repaid in full all Indebtedness under the Credit Agreement and all other Credit Agreement Obligations then due and owing, or (y) obtained the requisite consents under the Credit Agreement to permit the purchase of the Notes as provided for under this covenant.
  If a notice has been mailed when such condition precedent has not been satisfied, the Company shall have no obligation to (and shall not) effect the purchase of Notes until such time as such condition precedent is satisfied. Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the notice is required to be mailed shall in any event constitute a covenant default under Section 6.01(iv).

              (d) Within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control, in anticipation of such Change of Control), the Company shall send by first class mail a written notice to each Holder at its registered address with a copy to the Trustee stating: (1) that a Change of Control has occurred (or will occur) and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (5) that, if such offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

             (e) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than two Business Days prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder, the certificate number of the Note in respect of which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Notes purchased.

              (f) On the purchase date, all Notes purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

              (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

            Section 4.17   Financial Statements and Reports.  The Company
                           --------------------------------
  will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the Trustee, and to each Holder at its address appearing in the register of securities maintained by the Registrar, the financial statements and other reports described below:

         (i)  Monthly Financials.  As soon as available and in any event
              ------------------
  within  30 days after the end of each month ending after the Closing
  Date: (A) copies of the internal financial reports, with respect to the consolidated statements of income and stockholders' equity and cash flow for such month and consolidated balance sheet balances at the end of such month, delivered to members of the Company's management, and (B) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) and amount of accrued and unpaid interest with respect to each such debt issue or loan;

        (ii) Quarterly Financials.  As soon as available and in any event
             --------------------
  within 45 days after the end of each fiscal quarter (other than the last quarter of any fiscal year): (A) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (B) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) and amount of accrued and unpaid interest with respect to each such debt issue or loan;

        (iii) Year-End Financials.  As soon as available and in any event
              -------------------
  within 90 days after the end of each fiscal year, the Company will deliver: (A) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, (B) a narrative report describing the operations of the Company and its Subsidiaries in the form prepared for presentation to senior management for such fiscal year, (C) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reason-able detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) of accrued and unpaid interest with respect to each such debt issue or loan, and (D) in the case of such consolidated financial statements, a report thereon of KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by the Company, which report shall be unqualified, shall express no doubts about the ability of the Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations, shareholders' equity and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with United States generally accepted auditing standards;

        (iv) Promptly upon receipt thereof, copies of any financial or other report or notice delivered to, or received from, any holders of Senior Indebtedness pursuant to the Credit Agreement (or any similar provision contained in any successor agreements) or any other debt instrument not otherwise delivered to the Holders pursuant to this Section 4.17;

        (v) 30 days prior to each fiscal year, copies of monthly operation projections for the succeeding fiscal year; and

        (vi) such other financial or other information as from time to time may be reasonably requested by the Trustee.

            Section 4.18   Investment Company Act.  Neither the Company
                           ----------------------
  nor any of its Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

            Section 4.19   Insurance.  The Company shall, and shall cause
                           ---------
  each of its Subsidiaries to, maintain liability, casualty, business interruption and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

            Section 4.20   Compliance with Laws; Maintenance of Licenses.
                           ---------------------------------------------
  The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect could not, singly or in the aggregate, be expected to have a Material Adverse Effect.

            Section 4.21   Information to Prospective Purchasers.  The
                           -------------------------------------
  Company shall, upon the request of any Holder, deliver to such Holder and any prospective purchaser designated by such Holder promptly following the request of
  such Holder or such prospective purchaser such information which such Holder or such prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144A under the Securities Act.

            Section 4.22   Private Placement Number.  The Company consents
                           ------------------------
  to the filing of copies of this Indenture with S&P to obtain a private placement number and with the National Association of Insurance
  Commissioners.

            Section 4.23    Future Note Guarantors.  (a) The Company
                            ----------------------
  shall, within thirty (30) days of the Issue Date, cause each of its current Wholly-Owned Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which each such entity shall guarantee payment of the Notes on substantially the same terms as set forth in Article Ten of this Indenture. Each Note Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Wholly-Owned Subsidiary without rendering the Note Guarantee, as it relates to such Wholly-Owned Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            (b) The Company shall, simultaneously to the formation or acquisition of any Wholly-Owned Subsidiary in the future, cause such Wholly-Owned Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Wholly-Owned Subsidiary shall guarantee payment of the Notes on substantially the same terms as set forth in Article Ten of this Indenture with respect to the Note Guarantee of each of the Company's Wholly-Owned Subsidiaries who are executing and delivering Note Guarantees on the Issue Date. Each Note Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

            Section 5.01   Merger, Consolidation and Sale of Assets.  The
                           ----------------------------------------
  Company shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person or Persons, and the Company shall not permit any Subsidiary of the Company to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or of the Company and its Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time of and immediately after giving effect thereto (i) either (A) if the transaction or transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, substantially as an entirety, are sold, assigned, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form and substance satisfactory to the Trustee and the holders of a majority in aggregate principal amount of the Notes then outstanding, all the obligations of the Company under the Notes and this Indenture, and in each case, this Indenture shall remain in full force and effect; and (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series
  of transactions), (x) no Default or Event of Default shall have occurred and be continuing, (y) the Company or the Surviving Entity, as the case may be, could Incur $1.00 of additional Indebtedness pursuant to
  Section 4.08 and (z) the Consolidated Net Worth of the Surviving Entity is greater than the Consolidated Net Worth of the Company prior to giving effect to such transaction or series of related transactions.

            In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under this Indenture. In addition, each Note Guarantor, unless it is the other party to the transaction, will be required to confirm, by supplemental indenture, that its Note Guarantee will apply to the obligations of the Company or the Surviving Entity under this Indenture.

            Section 5.02   Successor Substituted.  Upon any consolidation
                           ---------------------
  or merger or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations under this Indenture and the Notes, except that the predecessor Person in the case of a transfer by lease will not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes.

            For all purposes of this Indenture and the Notes (including the provision of this Section 5.02 and

  Sections 4.08, 4.09 and 4.11) all Indebtedness, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries (other than Indebtedness, and Liens on property or assets, of the Company and its Restricted Subsidiaries outstanding immediately prior to such transaction or series of related transactions) shall be deemed to have been Incurred upon such transaction or series of related transactions.


                                ARTICLE SIX

                                 REMEDIES

            Section 6.01   Events of Default.  An "Event of Default" means
                           -----------------
  any of the following events:

          (i) default in the payment of principal of, or premium, if any, when due and payable, on any of the Notes (at its Stated Maturity, upon optional redemption, required repurchase, or otherwise); or

          (ii) default in any payment of an installment of interest on any of the Notes when due and payable, for 30 days; or

          (iii) failure to perform or comply with Section 5.01; or failure to offer to repurchase or to repurchase the Notes in the event of a Change of Control in accordance with Section 4.16; or

           (iv) the Company or any Note Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Notes, any Note Guarantee, the Warrants, the Registration Rights Agreement or this Indenture (other than a Default specified in clause (i), (ii) or (iii) of this Section 6.01) for a period of 45 days after written notice of such failure requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at
         least

       25% in aggregate principal amount of the Notes then outstanding; or

           (v) default or defaults under one or more mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $1,000,000, individually or in the aggregate, and either (a) such a principal amount of such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (vi) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $2,000,000, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

         (vii) (A) any holder of at least $1,000,000 in aggregate principal amount of Indebtedness of the Company or any Subsidiary of the Company as to which a default has occurred and is continuing shall commence judicial proceedings (which proceedings shall remain unstayed for 5 Business Days) to foreclose upon assets of the Company or any Subsidiary of the Company having an aggregate Fair Market Value, individually or in the aggregate, in excess of $1,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure or (B) any action described in the foregoing clause (A) shall result in any court of competent jurisdiction issuing any order for the seizure of such assets; or

            (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Subsidiary of the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary of the Company under any applicable federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary of the Company or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

         (ix) (a) the Company or any Subsidiary of the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Subsidiary of the Company consents to the entry of a decree or order for relief in respect of the Company or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Subsidiary of the Company files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Subsidiary of the Company (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or (e) the Company or any Subsidiary of the Company takes any corporate action in furtherance of any such actions in this paragraph (ix); or

         (x) any representation or warranty made by the Company under the Note Purchase Agreement, the Warrant or this Indenture, or by any representative of the Company, in any document or certificate furnished to the Trustee in connection with or pursuant to the Note Purchase Agreement, the Warrants or this Indenture, shall prove at any time to have been incorrect in any respect that would cause a Material Adverse Effect as of the date made and such incorrectness shall remain material and continue unremedied for a period of 45 days after written notice thereof has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

         (xi) any Note Guarantee ceases to be in full force and effect or is declared null and void or any Note Guarantor denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture).

            Section 6.02   Acceleration.  If an Event of Default (other
                           ------------
  than an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued interest on all the Notes due and payable immediately, upon which declaration all amounts payable in respect of the Notes shall immediately be due and payable; provided that so long
                                                    --------
  as the Credit Agreement shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration of the Notes to the Bank Agent under the Credit Agreement and (y) the acceleration of any Indebtedness under the Credit Agreement. If an Event of Default specified in Sec-
  tion 6.01(viii) or (ix) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and interest on all the Notes shall ipso facto become and be immediately due and payable
                  ---- -----
  without any declaration or other act on the part of the Trustees or any Holder.

            Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because (x) an Event of Default specified in Section 6.01(v) shall have occurred and be continuing, such declaration of acceleration of the Notes and such Event of Default shall be automatically annulled and rescinded and be of no further effect if the Indebtedness that is the subject of such Event of Default has been discharged or paid in full or such Event of Default shall have been cured or waived by the holders of such Indebtedness and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness or (y) an Event of Default specified in Section 6.01(vii) shall have occurred and be continuing, such declaration of acceleration of the Notes and such Event of Default shall be automatically annulled and rescinded and be of no further effect if the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded, or such Indebtedness is paid in full and only so long as any holder of such Indebtedness shall not have applied any assets referenced in
  Section 6.01(vii) in satisfaction of such Indebtedness and, in the case of both (x) and (y) of this paragraph, written notice of such discharge, cure or waiver and rescission, as the case may be, shall have been given to the Trustee within

  60 days after such declaration of acceleration in respect of the Notes by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee and no other Event of Default shall have occurred which has not been cured or waived during such 60-day period.

            After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if:

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

             (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel,

             (ii) all overdue interest on all Notes,

             (iii) the principal of, and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

             (iv() to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration;

         (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

         (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

            No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

            Section 6.03   Other Remedies.  If an Event of Default occurs
                           --------------
  and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Section 6.04   Waiver of Past Defaults.  The Holders of not
                           -----------------------
  less than a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any past Defaults or Events of Default and their consequences, except a Default or Event of Default specified in Section 6.01(i) or (ii) or in respect of any covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note outstanding. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

            Section 6.05   Control by Majority.  The Holders of at least a
                           -------------------
  majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that the Trustee may
                                           --------
  refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or (c) that may expose the Trustee to personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the
                                              --------  -------
  Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            Section 6.06   Limitation on Suits.  No Holder of any Notes
                           -------------------
  shall have any right to institute any proceeding with respect to this Indenture or any remedy thereunder, unless:

         (a) the Holder gives written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy within 30 days of the receipt of such notice;

         (c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity, satisfactory to the Trustee against any loss, liability or expense, to institute such proceeding as Trustee under the Notes and this Indenture;

         (d) the Trustee does not comply with the request within 30 days after receipt of the notice and, if requested, provision of indemnity; and

         (e) during such 30-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction which is inconsistent with the request.

            The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note held by such Holder on or after the respective due dates set forth in such Note.

            Section 6.07   Right of Holders to Receive Payment.
                           -----------------------------------
  Notwithstanding any other provision in this Indenture, the right of any Holder of Notes to receive payment of the principal of and interest on such Note, on or after the respective Stated Maturities expressed in such Note, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

            Section 6.08   Collection Suit by Trustee.  If an Event of
                           --------------------------
  Default specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Note Guarantor or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08.

            Section 6.09  Trustee May File Proofs of Claims.  The Trustee
                          ---------------------------------
  may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in any judicial proceedings relative to the Company or any Note Guarantor (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10   Priorities.  If the Trustee collects any money
                           ----------
  pursuant to this Article Six, it shall pay out such money in the following order:

       First:  to the Trustee for amounts due under Section 7.08;

       Second: subject to Article Eleven, to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

       Third: subject to Article Eleven, to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for prin-cipal; and

       Fourth: the balance, if any, to the Company or, to the extent the Trustee collects any amount from any Note Guarantor, to such Note Guarantor.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

            Section 6.11   Undertaking for Costs.  In any suit for the
                           ---------------------
  enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the out-standing Notes.

            Section 6.12  Restoration of Rights and Remedies.  If the
                          ----------------------------------
  Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Note or any Note Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Note Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                              ARTICLE SEVEN

                                 TRUSTEE

            Section 7.01   Duties.    In case an Event of Default has
                           ------
  occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

              (b) Except during the continuance of an Event of Default,

              (1) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and, if required by the terms of this Indenture, conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

              (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1)  this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

               (2) the Trustee shall not be liable for any error of\ judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

              (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

              (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            Section 7.02   Rights of Trustee.  Subject to Section 7.01:
                           -----------------
            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.04 and
       12.05. The Trustee shall not be liable for any action it takes or omits to
        take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own willful misconduct or negligence.

          (e) The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (h) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (1) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.

            Section 7.03  Individual Rights of Trustee.  The Trustee, any
                          ----------------------------
  Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.11 and 7.12 and TIA Sections 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

            Section 7.04   Trustee's Disclaimer.  The Trustee makes no
                           --------------------
  representations as to the validity or sufficiency of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Company's use or application of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

            Section 7.05   Notice of Default.  If a Default or an Event of
                           -----------------
  Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 60 days after the occurrence thereof; provided that, except in the case of a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice to the Holders of such Notes if a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

            Section 7.06 Money Held in Trust. All moneys received by the Trustee shall, until used or applied as
  herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

            Section 7.07   Reports by Trustee to Holders.  Within 60 days
                           -----------------------------
  after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

            The Company shall notify the Trustee in writing if the Notes become listed on any securities exchange and of any delisting thereof.

            Section 7.08   Compensation and Indemnity.  The Company
                           --------------------------
  covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it, including costs of collection. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, accountants and experts.

            The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability, claim or expense (including reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the administration of this trust and its rights or duties
  hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Notes.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(viii) or
  (ix), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article Eight and/or the termination of this Indenture.

            Section 7.09   Replacement of Trustee.  The Trustee may resign
                           ----------------------
  by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the
    Company's consent.  The Company shall remove the Trustee if:

            (a)  the Trustee fails to comply with Section 7.11;

             (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

             (c) a receiver or other public officer takes charge of the Trustee or its property; or


              (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee.
  The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. No retiring Trustee shall have any obligation to provide to any successor Trustee any form of indemnity or other financial assurances concerning the fees and expenses of the successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
  Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this
  Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

            Section 7.10   Successor Trustee by Merger, etc.  If the
                           --------------------------------
  Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee cor-poration or national banking association is otherwise eligible hereunder, be the successor Trustee.

            In case at the time such successor or successors by consolidation, merger, conversion or transfer to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

            Section 7.11  Eligibility; Disqualification.  There shall at
                          ------------------------------
  all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or any Note Guarantor are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            Section 7.12   Preferential Collection of Claims Against
                           -----------------------------------------
  Company.  The Trustee shall comply with TIA Section 311(a), excluding
  -------
  any creditor relationship listed in TIA Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.


                             ARTICLE EIGHT

                SATISFACTION AND DISCHARGE OF INDENTURE

            Section 8.01   Termination of the Company's Obligations.  The
                           ----------------------------------------
  Company may terminate its obligations under the Notes and this Indenture, and the obligations of any Note Guarantor shall terminate except those obligations
  referred to in the penultimate paragraph of this Section 8.01, when:

           (i) either (a) all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable hereunder,
       (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

           (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, cash in Dollars, U.S. Government Obligations, or a combination thereof, in such amount as is sufficient without con ideration of reinvestment of such interest, to pay and discharge the entire indebtedness on the Notes (except lost, stolen or destroyed Notes which have been replaced or paid) not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and interest on the outstanding Notes at such Stated Maturity or the relevant Redemption Date; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Notes at such Stated Maturity or Redemption Date; and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of
         Article Eleven;

          (iii) the Company shall have paid all other sums payable by it hereunder; and

           (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Notes and this Indenture have been complied with.

            Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.01, 4.02 and 7.08 and
  any Note Guarantor's obligations in respect thereof shall survive until the Notes are no longer outstanding pursuant to the last paragraph of
  Section 2.09. After the Notes are no longer outstanding, the Company's obligations in Sections 7.08, 8.04 and 8.05 and any Note Guarantor's obligations in respect thereof shall survive.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and any Note Guarantor's obligations under the Notes and this Indenture except for those surviving obligations specified above.

            Section 8.02   Defeasance and Covenant Defeasance.    (a)The
                           ----------------------------------
  Company may, at its option by Board Resolution which shall be delivered to the Trustee, at any time, with respect to the outstanding Notes and the Note Guarantees, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes and the Note Guarantees upon compliance with the conditions set forth in paragraph (d).

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), each of the Company and any Note Guarantor shall be deemed to have been released and discharged from its respective obligations with respect to the outstanding Notes and the Note Guarantees on the date the conditions set forth below are satisfied
    (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the then outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) of this paragraph, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and the Note Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Eleven or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.07,
  2.08 and 4.02, and, with respect to the Trustee, under Section 7.08 and any Note Guarantor's obligations in respect thereof, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and (iv) this Section 8.02 and Section 8.05. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

         (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Sections 4.03 through 4.20 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection
  with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Notes and the Note Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Articles Ten, Eleven or otherwise. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company and any Note Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Article Six, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, in the event covenant defeasance occurs, the Events of Default specified in Sections 6.01(v), (vi) or (vii) will no longer constitute Events of Default with respect to the Notes.

         (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

          (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (x) cash in Dollars, or (y) U.S. Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes on the Stated

       Maturity or relevant Redemption Date of such principal or installment of interest not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Notes on the Maturity Date or Redemption Date or otherwise in accordance with the terms of this Indenture and of such Notes; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

          (ii) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, which ruling must be referred to, or (y) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

           (iii) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be sub ject to Federal income tax on the same amounts, in the
       same manner and at the same times as would have been the case if such covenantdefeasance had not occurred;

            (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default specified in Section 6.01(viii) or (ix) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (v) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Note Guarantor;

            (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company or any Note Guarantor is a party or by which it is bound;

            (vii) the Company shall have delivered to the trustee an Opinion of Counsel stating that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under this Indenture, and
       (B) after the 91st day following the deposit or after the date such Opinion of Counsel is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

           (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each satisfactory in form and substance to the Trustee, stating that all conditions precedent provided for relating to either the defeasance under paragraph

       (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with.

        (e) All cash in Dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any cash in Dollars or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

            Section 8.03   Application of Trust Money.  The Trustee shall
                           --------------------------
  hold in trust cash in Dollars or U.S. Government Obligations deposited with it pursuant to

  Sections 8.01 and 8.02, and shall apply the deposited cash in Dollars and U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

            Section 8.04   Repayment to Company or Note Guarantors.
                           ---------------------------------------
  Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Note Guarantor, to such Note Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company, or any Note Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Note Guarantor, as the case may be, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

            Section 8.05   Reinstatement.  If the Trustee or Paying Agent
                           -------------
  is unable to apply any cash in Dollars or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such cash in Dollars or U.S. Government Obligations in accordance with this Indenture; provided that if the Company has made
                                  --------
  any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in Dollars or U.S. Government Obligations held by the Trustee or Paying Agent.


                              ARTICLE NINE

                   AMENDMENTS, SUPPLEMENTS AND WAIVERS

            Section 9.01  Without Consent of Holders.  The Company, when
                          --------------------------
  authorized by Board Resolutions of its Board of Directors, the Note Guarantors and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Holder:

           (a)  to cure any ambiguity, omission, defect or inconsistency;

           (b)  to comply with Article Five;

           (c)  to add Guarantees with respect to the Notes;

           (d)  to secure the Notes;

           (e) to add to the covenants of the Company for the benefit of the Holders;

           (f) to surrender any right or power conferred upon the Company or any Note Guarantor;

           (g) to make any change that does not adversely affect the rights of any Holder; or

           (h) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            After an amendment, supplement or waiver under this Section
  9.01 becomes effective, the Company shall mail to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

            Section 9.02   With Consent of Holders.  Subject to Section
                           -----------------------
  6.04, the Company and the Note Guarantors when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee may amend or modify this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee, may waive future compliance by the Company or any Note Guarantor with any provision of this Indenture, the Notes or the Note Guarantees, except a default in the payment of principal of, premium, if any, or interest on the Notes.

            Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment, modification or waiver, including a waiver pursuant to Section 6.04, may not:

            (a) reduce the principal amount outstanding of or extend the Stated Maturity of any Note or alter the redemption provisions with respect thereto;

            (b) make the principal of, premium, if any, or interest on any Note payable in money other than that stated in the Note;

            (c) reduce the percentage in outstanding aggregate principal amount of Notes the Holders of which
       must consent to an amendment, supplement or waiver of or consent to take any action under any provision of this Indenture, the Notes or any Note Guarantee;

            (d) modify or change Section 4.12 or any provision of this Indenture affecting the subordination of the Notes or any Note Guarantee in a manner adverse to the Holders;

            (e) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to the Notes;

            (f) waive a default in the payment of the principal of, premium, if any, or interest on, or redemption or an offer to purchase required hereunder with respect to, any Note or any Note Guarantee (except for any waiver of a default in payment to the extent resulting from a declaration of acceleration under this Indenture, which declaration has been rescinded by the Holders as contemplated by the third full paragraph under Section 6.02);

           (g) following the occurrence of a Change of Control or an Asset Sale, amend, change or modify the obligation of the Company to offer to repurchase and to repurchase the Notes in the event of a Change of Control or make and consummate the Excess Proceeds Offer with respect to any Asset Sale, including by modifying any of the provisions or definitions with respect thereto;

           (h) reduce or change the rate or time for payment of interest on the Notes;

           (i) modify this Section 9.02 or Section 6.04 or Section 6.07;
       or

            (j) release any Note Guarantor from any of its obligations under its Note Guarantee or this Indenture other than in compliance with this Indenture.

            Notwithstanding the foregoing, no amendment shall modify any provision of this Indenture so as to affect adversely the rights of any Senior Indebtedness or Guarantor Senior Indebtedness representing Credit Agreement Obligations at the time outstanding which are entitled to the benefits of subordination under this Indenture (or any group or representative thereof authorized to give a consent) without the written consent of such holders.

            It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section
  9.02 becomes effective, the Company shall mail to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

            Section 9.03   Revocation and Effect of Consents.  Until an
                           ---------------------------------
  amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 120 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

            Section 9.04   Notation on or Exchange of Notes.  If an
                           --------------------------------
  amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

            Section 9.05   Trustee May Sign Amendments, etc.  The Trustee
                           --------------------------------
  shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the
    Trustee.  If it
  does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers' Certificate and an Opinion of Counsel, each stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.


                               ARTICLE TEN

                           GUARANTEE OF NOTES

            Section 10.01   Note Guarantee.  Subject to the provisions of
                            --------------
  this Article Ten, each Note Guarantor hereby absolutely, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, as a primary obliger and not merely as a surety, that: (a) the principal of, premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, by redemption or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder (including fees and expenses, including reasonable attorneys' fees and expenses) and all other Senior
  Subordinated Note Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Senior Subordinated Note Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, by redemption or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Note Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. This Note Guarantee shall be a continuing guarantee of payment, performance and compliance when due (and not a guarantee of collection) in respect of all Senior Subordinated Note Obligations and shall remain in full force and effect until the payment in full of all Senior Subordinated Note Obligations. An Event of
  Default under this Indenture or the Notes shall constitute an event of default under this Note Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of each Note Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

            Each Note Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, any extension or renewal of this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Note Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Note Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Note Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Note Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Note Guarantor, any amount paid by the Company or such Note Guarantor to the
    Trustee or such Holder, this

  Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
  (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purpose of this Note Guarantee.

            This Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable pref-erence," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to any Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            Section 10.02   Execution and Delivery by Holding of Note
                            -----------------------------------------
  Guarantee.  To further evidence the Note Guarantee set forth in Section
  --------
  10.01, each Note Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form included in the form of Note included in Exhibit A hereto, shall be endorsed on each Note authen-ticated and delivered by the Trustee after such Note Guarantee is executed and executed by either manual or facsimile signature of an Officer of such Note Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            Each Note Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

            If an Officer of any Note Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Note Guarantee of such Note shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of each Note Guarantor.

            Section 10.03   Additional Note Guarantors.  Each  Subsidiary
                            --------------------------
  that is required to become a Note Guarantor pursuant to Section 4.23 shall promptly (a) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee, which shall subject such Subsidiary to the provisions of this Indenture as a Note Guarantor on substantially the same terms as set forth in this Article Ten with respect to the Note Guarantee of the current Note
    Guarantors, and (b) the

  Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), such supplemental indenture is a valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms.

            Section 10.04   Note Guarantee Obligations Subordinated to
                            ------------------------------------------
  Guarantor Senior Indebtedness.  Each Note Guarantor covenants and
  ------------------------------
  agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that all payments pursuant to the Note Guarantee made by or on behalf of such Note Guarantor are hereby expressly made subordinate and, subject, in right of payment as provided in this Article Ten, to the prior payment in full in cash or cash equivalents of all amounts payable under all existing and future Guarantor Senior Indebtedness of such Note Guarantor.

            This Section 10.04 and the following Sections 10.05 through
  10.17 of this Article Ten shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Indebtedness of such Note Guarantor; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of such Note Guarantor; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.

            Section 10.05  Payment Over of Proceeds upon Dissolution, etc.
                          -----------------------------------------------
  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to any Note

  Guarantor or its assets, or (b) any liquidation, dissolution or other winding-up of such Note Guarantor, whether voluntary or involuntary, or
  (c) any assignment for the benefit of creditors or other marshalling of assets or liabilities of such Note Guarantor, then and in any such event:

            (1) the holders of all Guarantor Senior Indebtedness of such Note Guarantor shall be entitled to receive payment in full in cash or cash equivalents, or provision acceptable to the requisite holders of Guarantor Senior Indebtedness of such Note Guarantor made for such payment, of all amounts due on or in respect of all such Guarantor Senior Indebtedness before the Holders are entitled to receive any payment or distribution, whether in cash, property or securities (excluding Permitted Junior Securities) on account of the Senior Subordinated Note Obligations or for the acquisition of any of the Notes; and

            (2) any payment or distribution of assets of such Note Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article Ten shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Note Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all such Guarantor Senior Indebtedness remaining unpaid, after giving
       effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 10.05, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of such Note Guarantor of any kind or character, whether in cash, property or securities, in respect of any Senior Subordinated Note Obligations under this Note Guarantee before all Guarantor Senior Indebtedness of such Note Guarantor is paid in full in cash or cash equivalents or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Note Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

            The consolidation of any such Note Guarantor with, or the merger of such Note Guarantor with or into, another Person or the liquidation or dissolution of such Note Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Note Guarantor for the purposes of this Article if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, assume the Note Guarantee of such Note Guarantor.

            Section 10.06   Suspension of Note Guarantee Obligations When
                            ---------------------------------------------
  Guarantor Senior Indebtedness in Default.    Unless Section 10.05 shall
  ----------------------------------------
  be applicable, after the occurrence of a Payment Default, no payment or distribution of any assets of any Note Guarantor of any kind or character shall be made by or on behalf of such Note Guarantor on account of the Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Senior Subordinated Note Obligations or any of the obligations of such Note Guarantor under this Note Guarantee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or cash equivalents, after which, subject to Section 10.05 (if applicable), such Note Guarantor shall resume making any and all required payments in respect of its obligations under this Note Guarantee.

          (b) Unless Section 10.05 shall be applicable, during any Payment Blockage Period in respect of the Notes, no payment or distribution of any assets of any Note Guarantor of any kind or character shall be made by or on behalf of such Note Guarantor on account of the Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Senior Subordinated Note Obligations or on account of any of the other obligations of such Note Guarantor under this Note Guarantee. Upon the termination of any Payment Blockage Period, subject to Section 10.05 (if applicable), such Note Guarantor shall resume making any and all required payments in respect of its obligations under this Note Guarantee.

         (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment from any Note Guarantor prohibited by the foregoing provisions of this
  Section 10.06, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representative initiating the
    Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness of such Note Guarantor or, if no amounts are then due in respect of Guarantor Senior Indebtedness of such Note Guarantor, prompt return to such Note Guarantor, or as a court of competent jurisdiction shall direct.

            Section 10.07  Release of Note Guarantee.  (a) Concurrently
                           -------------------------
  with the payment in full of all Senior Subordinated Note Obligations, then each Note Guarantor shall be released from and relieved of its obligations under this Article Ten. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel stating that the transaction giving rise to the release of this Note Guarantee was made by the Company in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of such Note Guarantor from its obligations under this Note Guarantee. If any of the Senior Subordinated Note Obligations are revived and reinstated after the termination of this Note Guarantee, then all of the obligations of such Note Guarantor under this Note Guarantee shall be revived and reinstated as if this Note Guarantee had not been terminated until such time as the Senior Subordinated Note Obligations are paid in full, and such Note Guarantor shall enter into an amendment to this Note Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

            (b)  Each Subsidiary that becomes a Note Guarantor pursuant to
  Section 4.23 shall be released from and relieved of its obligations under its Note Guarantee upon payment in full of all Senior Subordinated Note Obligations, subject to the terms thereof which in such respect shall be substantially the same as set forth in the foregoing paragraph
  (a) with respect to the other Note Guarantees.

            Section 10.08  Waiver of Subrogation.  Each Note Guarantor
                           ---------------------
  hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance
  or enforcement of such Note Guarantor's obligations under this Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law. If any amount shall be paid to such Note Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Note Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the subordination provisions of this Article and to Article Eleven, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.

            Section 10.09   Provisions Solely to Define Relative Rights.
                            -------------------------------------------
  The subordination provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Indebt-edness of the Note Guarantors on the other hand. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among any Note Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Notes, the obligation of such Note Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under this Note Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Note Guarantor of the Holders of the Notes and creditors of such Note Guarantor other than the holders of the Guarantor Senior Indebtedness
  of such Note Guarantor; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon Default or an Event of Default under this Indenture, subject to the rights, if any, under the subordination provisions of this Article Ten of the holders of Guarantor Senior Indebtedness of Holding hereunder,
  (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of such Note Guarantor referred to in Section 10.05, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.06, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.06(c).

            The failure by any Note Guarantor to make a payment in respect of its obligations under this Note Guarantee by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

            Section 10.10   Trustee to Effectuate Subordination.  Each
                            -----------------------------------
  Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Note Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Note Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Guarantor Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

            Section 10.11   No Waiver of Subordination Provisions.
                            -------------------------------------
  (a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Note Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or such Note Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

           (b)   Without limiting the generality of subsection (a) of this
  Section 10.11, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordi-nation provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness or such Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates; (3) release any Person liable in any manner for the collection or payment of such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates; and (4) exercise or refrain from exercising any rights against any Note Guarantor and any other Person; provided that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

            Section 10.12  Notice to Trustee.    (a) The Company and each
                           -----------------
    Note Guarantor shall give prompt written
  notice to the Trustee of any fact known to such Note Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the subordination provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company, any Note Guarantor or a holder of any Guarantor Senior Indebtedness or from any representative, trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.12, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not
                                   --------
  have received the notice provided for in this Section 10.12 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of or interest on any
  Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of such Guarantor Senior Indebtedness or any representative, trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition pre-venting any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

           (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee, by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a representative, trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that
  further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            Section 10.13   Reliance on Judicial Order or Certificate of
                            --------------------------------------------
  Liquidating Agent Regarding Dissolution, etc. Upon any payment or
  --------------------------------------------
  distribution of assets of any Note Guarantor referred to in this Article Ten, the Trustee, subject to the provisions of Section 7.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of such Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten; provided that
                                                            --------
  the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Ten. The Trustee is not responsible for determining whether or not the court has been fully apprised of the provisions of this Article Ten.

            Section 10.14   Rights of Trustee as a Holder of Guarantor
                            ------------------------------------------
  Senior Indebtedness; Preservation of Trustee's Rights.  The Trustee in
  -----------------------------------------------------
  its individual capacity shall be entitled to all the rights set forth in this Article Ten with respect to any Guarantor Senior Indebtedness which may at any time be held by the Trustee, to the same extent as any other holder of such Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.

            Section 10.15  Article Ten Applicable to Paying Agents.  In
                           ---------------------------------------
  case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Ten shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Ten in addition to or in place of the Trustee; provided that Section 10.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

            Section 10.16   No Suspension of Remedies.  Nothing contained
                            -------------------------
  in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Guarantor Senior Indebtedness.

            Section 10.17  Trustee's Relation to Guarantor Senior
                           --------------------------------------
  Indebtedness.  With respect to the holders of Guarantor Senior
  ------------
  Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten (and in Article Eleven with respect to Senior Indebtedness), and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee.  The

  Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or deliver to Holders, any note Guarantor or any other Person moneys or assets to which any holder of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

            Section 10.18   Subrogation.  Upon the payment in full in cash
                            -----------
  or cash equivalents of all amounts payable under or in respect of Guarantor Senior Indebtedness of any Note Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of assets of such Note Guarantor made on such Guarantor Senior Indebtedness until all amounts due under this Note Guarantee shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Guarantor Senior Indebtedness of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article Ten, and no payment pursuant to the provisions of this Article Ten to holders of such Guarantor Senior Indebtedness by the Holders, shall, as among such Note Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness and the Holders, be deemed to be a payment by such Note Guarantor to or on account of such Guarantor Senior Indebtedness) it being understood that the provisions of this Article Ten are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Indebtedness, on the one hand, and the Holders, on the other hand.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor

  Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full.


                               ARTICLE ELEVEN

                          SUBORDINATION OF NOTES

            Section 11.01   Notes Subordinate to Senior Indebtedness.  The
                            ----------------------------------------
  Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Eleven, the Indebtedness represented by the Notes and the payment of the Senior Subordinated Note Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or cash equivalents of all amounts payable under all existing and future Senior Indebtedness.

            This Article Eleven shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such pro-visions.

            Section 11.02   Payment over of Proceeds upon Dissolution,
                            ------------------------------------------
  etc.  In the event of (a) any insolvency or bankruptcy case or
  ---
  proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, then and in any such event:

           (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents or provision acceptable to the requisite holders of Senior Indebtedness made for such payments, of all amounts due on or in respect of Senior Indebtedness before the Holders are entitled to receive any payment or distribution, whether in cash, property or securities (excluding Permitted Junior Securities) on account of Senior Subordinated Note Obligations or for the acquisition of any of the Notes; and

           (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

           (3) in the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee or the Holder of any Note shall have received any payment or distribution of properties or assets of the Company of any kind or character, whether in cash, property or securities, by set off or otherwise in respect of any Senior Subordinated Note Obligations before all Senior Indebtedness is paid or provided for in full in cash or cash equivalents, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Article if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Five.

            Section 11.03   Suspension of Payment When Senior Indebtedness
                            ----------------------------------------------
  in Default.    Unless Section 11.02 shall be applicable, upon the
  ----------
  occurrence of a Payment Default, no direct or indirect payment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of the Senior Subordinated Note Obligations or on account of the purchase or redemption or other acquisition of any Senior Subordinated Note Obli-gations unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in
  full in Cash or Cash Equivalents, after which, subject to Section 11.02 (if applicable), the Company shall resume making any and all required payments in respect of the Notes and the other Senior Subordinated Note Obligations, including any missed payments.

           (b) Unless Section 11.02 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) receipt by the Trustee and the Company from a Senior Representative of written notice of such occurrence stating that such notice is a Payment Blockage Notice pursuant to Section 11.03(b) of this Indenture, no payment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of any Senior Subordinated Note Obligations or on account of the purchase or redemption or other acquisition of Senior Subordinated Note Obligations for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (subject to any blockage of payments that may then be in effect under Section 11.02 or subsection (a) of this
  Section 11.03): (i) 179 days shall have elapsed since receipt of such notice, (ii) the date on which such Non-payment Default is cured or waived or ceases to exist (provided that no other Payment Default or Non-payment Default has occurred or is then continuing after giving effect to such cure or waiver), (iii) the date on which such Senior Indebtedness is discharged or paid in full in cash or cash equivalents or (iv) the date on which such Payment Blockage Period shall have been terminated by express written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, subject to Section 11.02 (if applicable), the Company shall promptly resume making any and all required payments in respect of the Senior Subordinated Note Obligations, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period with respect to the Notes, any Note Guarantee or the Notes and the Note Guarantees collectively may be commenced within any
    360 consecutive day period.  No Non-payment

  Default with respect to Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage
  Period with respect to the Senior Indebtedness initiating such Payment Blockage Period (other than any such Non-payment Default which was not and could not reasonably be expected to have been known by the holders or the Senior Representative) will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a
Non-payment Default pursuant to any provision under which a Non-payment
  Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose; provided that, in the case of a breach of a particular financial covenant, the Company shall have been in com-pliance for at least one full period commencing after the date of commencement of such Payment Blockage Period). In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in clause (2) hereof and there must be a 181 consecutive day period in any 360 day period during which no Payment Blockage Period is in effect pursuant to this
  Section 11.03(b).

          (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment or distribution prohibited by the foregoing provisions of this Section 11.03, then and in such event such payment or distribution shall be paid over and delivered forthwith to the Senior Representatives or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash or cash equivalents, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

            Section 11.04   Trustee's Relation to Senior Indebtedness.
                            ------------------------------------------
  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven (and in Article 10 with respect to any Guarantor Senior Indebtedness), and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company, any Note Guarantor or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.

            Section 11.05   Subrogation to Rights of Holders of Senior
                            ------------------------------------------
  Indebtedness.  Upon the payment in full in Cash or Cash Equivalents of
  ------------
  all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full in Cash or Cash Equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this
    Article Eleven, to the
  payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or cash equivalents.

            Section 11.06   Provisions Solely to Define Relative Rights.
                            -------------------------------------------
  The provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in
  Section 11.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in
  Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c).

            The failure to make a payment on account of any Senior Subordinated Note Obligations by reason of any provision of this Article Eleven shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

            Section 11.07  Trustee to Effectuate Subordination.  Each
                           ------------------------------------
  Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

            Section 11.08   No Waiver of Subordination Provisions.
                            -------------------------------------
  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b)  Without limiting the generality of subsection (a) of this
  Section 11.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the
    Holders of the Notes and without impairing or releasing the sub ordination provided in this Article Eleven or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

            Section 11.09   Notice to Trustee.  (a) The Company shall give
                            -----------------
  prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 11.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note),
  then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

          (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee by a Person representing himself to be a holder of Senior Indebtedness (or a representative, trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a representative, trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            Section 11.10   Reliance on Judicial Order or Certificate of
                            --------------------------------------------
  Liquidating Agent.  Upon any payment or distribution of assets of the
  -----------------
  Company referred to in this Article Eleven, the Trustee, subject to the provisions of Section 7.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Eleven. The Trustee is not responsible for determining whether or not the court has been fully apprised of the provisions of this Article Eleven.

            Section 11.11   Rights of Trustee as a Holder of Senior
                            ---------------------------------------
  Indebtedness; Preservation of Trustee's Rights.  The Trustee in its
  ----------------------------------------------
  individual capacity shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Eleven shall apply to claims of, or payments to, the Trustee under or pursuant to
  Section 7.08.

            Section 11.12   Article Applicable to Paying Agents.  In case
                            ------------------------------------
  at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Eleven in addition to or in place of the Trustee; provided that Section 11.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

            Section 11.13   No Suspension of Remedies.  Nothing contained
                            -------------------------
  in this Article Eleven shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Eleven of the holders, from time to time, of Senior Indebtedness.


                               ARTICLE TWELVE

                                MISCELLANEOUS

            Section 12.01   Trust Indenture Act of 1939.  This Indenture
                            ---------------------------
  is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

            If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

            Section 12.02   Notices.  Any notice or communication shall be
                            -------
  sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

            If to the Company or any Note Guarantor to:

            Telegroup, Inc.
            2098 Nutmeg Avenue
            Fairfield, Iowa 52556
            Attention:  Douglas Neish
            Telecopy:   (515) 469-4610

            With a copy to:

            Swidler & Berlin
            3000 K Street, N.W.
            Suite 300
            Washington, D.C. 20007-5116
            Attention:  John J. Klusaritz, Esq.
            Telecopy:   (202)  424-7645

            If to the Trustee to:

            450 West 33rd Street
            15th Floor
            New York, New York 10001
            Attention:  Global Trust Securities

            The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Notes register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            Section 12.03   Communication by Holders with Other Holders.
                            -------------------------------------------
  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.
    The Company, the

  Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

            Section 12.04   Certificate and Opinion as to Conditions
                            ----------------------------------------
  Precedent.  Upon any request or application by the Company to the
  ---------
  Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 12.05  Statements Required in Certificate or Opinion.
                           ---------------------------------------------
  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            Section 12.06   Rules by Trustee, Paying Agent, Registrar.
                            -----------------------------------------
  The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

            Section 12.07   Legal Holiday.  "Legal Holiday" is a Saturday,
                            -------------
  a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            Section 12.08  Governing Law.  THIS INDENTURE AND THE NOTES
                           -------------
  SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

             Section 12.09   No Recourse Against Others.  No director,
                             --------------------------
  officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary of the Company or any Note Guarantor shall have any liability for any obligations of the Company under the Notes or this Indenture or of a Note Guarantor under any Note Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

            Section 12.10  Successors.  All agreements of the Company and
                           ----------
  the Note Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

            Section 12.11  Multiple Originals.  The parties may sign any
                           ------------------
  number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement. One signed copy is enough to prove this Indenture.

            Section 12.12   Separability.  In case any provision in this
                            ------------
  Indenture, the Notes or any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 12.13.   Table of Contents, Headings, etc.  The table
                             ---------------------------------
  of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 12.14   Benefits of Indenture.  Nothing in this
                            ---------------------
  Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture except to holders of Senior Indebtedness and
    Guarantor Senior Indebtedness.
          This Indenture may be signed in
 any number of counterparts
  with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                TELEGROUP, INC.


                                By:
                                   --------------------------------
                                   Name:
                                   Title:


                                THE CHASE MANHATTAN BANK,
                                as Trustee


                                By:
                                    --------------------------------
                                   Name:
                                   Title:

                                                        SCHEDULE 1

                              Existing Liens

                                                        SCHEDULE 2

                            Existing Indebtedness




                                                     US$-Equivalent
                                                      Indebtedness
   Company                 Bank            Currency   Outstanding
   -------                 ----            --------  ------------

                                                         EXHIBIT A

                        [FORM OF FACE OF NOTE]

               12% Senior Subordinated Note due 2003

                                                   PPN
  No.                                                      $


            TELEGROUP, INC., a corporation incorporated under the laws of the State of Iowa (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for
  value received, hereby promises to pay to           or registered
  assigns, the principal sum of $                on November 27, 2003, at
  the office or agency of the Company referred to below, and to pay interest thereon on May 27 and November 27, in each year, commencing on May 27, 1997, accruing from November 27, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be April 27 or October 27 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note register maintained by the Registrar, subject to Section 2.14 of the Indenture.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

  Dated:                          TELEGROUP, INC.



                                By:
                                   -----------------------------------
                                   Name:
                                   Title:



                                By:
                                   -----------------------------------
                                   Name:
                                   Title:

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Notes referred to in the within-mentioned Indenture.

                                THE CHASE MANHATTAN BANK,
                                  as Trustee


                                By:
                                    ----------------------------
                                    Authorized Officer

                      [Form of Reverse of Note]


            1.  Indenture.  This Note is one of a duly authorized issue of
                ---------
  Notes of the Company designated as its 12% Senior Subordinated Notes due 2003, limited in aggregate principal amount to $20,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of November 27, 1996, between Telegroup, Inc., an Iowa corporation, as issuer (together with its successors, the "Company"), and The Chase Manhattan Bank, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, any Note Guarantor, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

            All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the absolute or unconditional obligation of the Company and any Note Guarantor to pay the principal of, premium, if any and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

            2.  Note Guarantees.  This Note is entitled to a certain
                ---------------
  senior subordinated Note Guarantee made for the benefit of the Holders. Reference is hereby made to Article Ten of the Indenture for terms relating to the Note Guarantors.

            3.  Subordination.  The Indebtedness evidenced by the Notes
                -------------
  is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness and Guarantor Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such

  Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 7 below.

            4.  Redemption.
                ----------

            (a)  Optional Redemption.  The Notes are subject to
                 -------------------
  redemption, at the option of the Company, as a whole or in part, at any time on or after November 27, 1999 upon not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning on November 27 of the years indicated below:

                                           REDEMPTION
              YEAR                           PRICE
  -------------------------          --------------------
  1999....................................  110.000%
  2000....................................  106.667%
  2001....................................  103.333%
  2002 and thereafter.....................  100.000%

  plus accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

            (b)  Optional Redemption Upon Public Equity Offering.  In
                 -----------------------------------------------
  addition, at any time and from time to time on or prior to January 1, 1998, the Company may redeem in the aggregate all, but not less than all, of the original principal amount of the Notes with the proceeds of its initial Public Equity Offering at a redemption price equal to 107% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date. In order to effect the foregoing redemption with the proceeds of an initial Public Equity Offering, the redemption must be made within 60 days of the date of the consummation of any such initial Public Equity Offering.

            (c)  Interest Payments.  In the case of any redemption of
                 -----------------
  Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            (d)  Partial Redemption.  In the event of redemption of this
                 ------------------
  Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            5.  Offers to Purchase.  Sections 4.15 and 4.16 of the
                ------------------
  Indenture provide that following any Asset Sale and, upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            6.  Defaults and Remedies.  If an Event of Default shall occur
                ---------------------
  and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

            7.  Defeasance.  The Indenture contains provisions (which
                ----------
  provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

            8.  Amendments and Waivers.  The Indenture permits, with
                ----------------------
  certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company, any Note Guarantor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and any Note Guarantor with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            9.  Denominations, Transfer and Exchange.  The Notes are
                ------------------------------------
  issuable only in registered form without coupons. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            10.  Persons Deemed Owners.  Prior to and at the time of due
                 ---------------------
  presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all pur-poses, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            11.  Governing Law.  THIS NOTE SHALL BE GOVERNED BY THE LAWS
                 -------------
  OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

            12.  Selection and Notice.  In the event that less than all of
                 --------------------
  the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new
  Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon surrender for cancellation of the Note called for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

            13.  Abbreviations.  The following abbreviations, when used in
                 -------------
  the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM     -     as tenants in common
  TEN ENT     -     as tenants by the entireties
  JT TEN      -     as joint tenants with right of survivorship and not as
                    tenants in common
  UNIF GIFT
  MIN ACT     -     ___________Custodian___________
                      (Cust)              (Minor)
                    under Uniform Gifts to Minors
                    Act_____________________
                              (State)

    Additional abbreviations may also be used though not in the above list.

                      OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Company pursuant to Section 4.15 or 4.16 of the Indenture, check the appropriate box:

                 Section 4.15 [  ]

                 Section 4.16 [  ]

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.15 or 4.16 of the Indenture, state the amount:

                 $
                  ----------------------

  Date:                             Your Signature:
       -----------------------                     -----------------------
                                    (Sign exactly as your name appears on
                                     the other side of this Note)

  Signature Guarantee:
                         --------------------------

                              ASSIGNMENT FORM

  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

  I or we assign and transfer this Note to


  -----------------------------------------------------------------


  (Insert assignee's social security or tax ID number)
                                                        ----------------
  ----------------------------------------------------------------------

  ----------------------------------------------------------------------

  ----------------------------------------------------------------------

  (Print or type assignee's name, address and zip code) and irrevocably appoint


  -----------------------------------------------------------------------
  agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

  -----------------------------------------------------------------------


  Date:                                Your Signature:
       ------------------------------                  -----------------
                                       (Sign exactly as your name appears
                                         on the other side of this Note)

  Signature Guarantee:
                        -------------------------



  -----------------------------------------------------------------------





                              ------------

                       Telegroup, Inc., as Issuer

                                  and

                  The Chase Manhattan Bank, as Trustee

                              ---------------

                                 INDENTURE

                       Dated as of November 27, 1996

                               ---------------

                                $20,000,000

                     12% Senior Subordinated Notes due 2003

                              TABLE OF CONTENTS
                                                                  Page

                                ARTICLE ONE         DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION

  Section 1.01.  Definitions.............................................1
  Section 1.02.  Incorporation by Reference of Trust Indenture Act......24
  Section 1.03.  Rules of Construction..................................24

                                   ARTICLE TWO
THE NOTES

  Section 2.01.  Authorized Principal Amount of Notes;
                 Conditions to Issuance of Notes........................25
  Section 2.02.  Forms and Dating.......................................25
  Section 2.03.  Execution and Authentication...........................26
  Section 2.04.  Registrar and Paying Agent.............................26
  Section 2.05.  Paying Agent to Hold Money in Trust....................27
  Section 2.06.  Noteholder Lists.......................................28
  Section 2.07.  Transfer and Exchange..................................28
  Section 2.08.  Replacement Notes......................................28
  Section 2.09.  Outstanding Notes......................................29
  Section 2.10.  Treasury Notes.........................................29
  Section 2.11.  Temporary Notes........................................29
  Section 2.12.  Cancellation...........................................30
  Section 2.13.  Defaulted Interest.....................................30
  Section 2.14.  Deposit of Moneys......................................30
  Section 2.15.  Computation of Interest................................31

                                 ARTICLE THREE
REDEMPTION OF NOTES

  Section 3.01.  Notices to the Trustee.................................31
  Section 3.02.  Selection of Notes to Be Redeemed......................31
  Section 3.03.  Notice of Redemption...................................32
  Section 3.04.  Effect of Notice of Redemption.........................33
  Section 3.05.  Deposit of Redemption Price............................33
  Section 3.06.  Notes Redeemed or Purchased in Part....................34

                                 ARTICLE FOUR
COVENANTS

  Section 4.01.  Payment of Notes......................................34
  Section 4.02.  Maintenance of Office or Agency.......................34
  Section 4.03.  Corporate Existence...................................35
  Section 4.04.  Payment of Taxes and Other Claims.....................35
  Section 4.05.  Maintenance of Properties.............................36
  Section 4.06.  Compliance Certificate; Notice of Default.............36
  Section 4.07.  Waiver of Stay, Extension or Usury Laws...............37
  Section 4.08.  Limitation on Indebtedness............................37
  Section 4.09.  Limitation on Restricted Payments.....................39
  Section 4.10.  Limitation on Transactions with Affiliates............40
  Section 4.11.  Limitation on Certain Liens...........................42
  Section 4.12.  Limitation on Other Senior Subordinated Indebtedness..42
  Section 4.13.  Limitation on the Sale or Issuance of Preferred
                  Stock of Subsidiaries................................42
  Section 4.14.  Limitation on Dividend and Other Payment
                  Restrictions Affecting Subsidiaries..................43
  Section 4.15.  Limitation on Disposition of Proceeds of Asset Sales..43
  Section 4.16.  Change of Control.....................................46
  Section 4.17.  Financial Statements and Reports......................49
  Section 4.18.  Investment Company Act................................51
  Section 4.19.  Insurance.............................................51
  Section 4.20.  Compliance with Laws; Maintenance of Licenses.........51
  Section 4.21.  Information to Prospective Purchasers.................52
  Section 4.22.  Private Placement Number..............................52
  Section 4.23.   Future Note Guarantors...............................52

                                 ARTICLE FIVE
SUCCESSOR CORPORATION

  Section 5.01.  Merger, Consolidation and Sale of Assets..............53
  Section 5.02.  Successor Substituted.................................54

                                  ARTICLE SIX
REMEDIES

  Section 6.01.  Events of Default.....................................54
  Section 6.02.  Acceleration..........................................57
  Section 6.03.  Other Remedies........................................59

  Section 6.04.  Waiver of Past Defaults...............................60
  Section 6.05.  Control by Majority...................................60
  Section 6.06.  Limitation on Suits...................................60
  Section 6.07.  Right of Holders to Receive Payment...................61
  Section 6.08.  Collection Suit by Trustee............................61
  Section 6.09.  Trustee May File Proofs of Claims.....................61
  Section 6.10.  Priorities............................................62
  Section 6.11.  Undertaking for Costs.................................62
  Section 6.12.  Restoration of Rights and Remedies....................63

                               ARTICLE SEVEN
TRUSTEE

  Section 7.01.  Duties................................................63
  Section 7.02.  Rights of Trustee.....................................64
  Section 7.03.  Individual Rights of Trustee..........................66
  Section 7.04.  Trustee's Disclaimer..................................66
  Section 7.05.  Notice of Default.....................................66
  Section 7.06.  Money Held in Trust...................................66
  Section 7.07.  Reports by Trustee to Holders.........................66
  Section 7.08.  Compensation and Indemnity............................67
  Section 7.09.  Replacement of Trustee................................68
  Section 7.10.  Successor Trustee by Merger, etc......................69
  Section 7.11.  Eligibility; Disqualification.........................70
  Section 7.12.  Preferential Collection of Claims Against Company.....70

                                ARTICLE EIGHT                    SATISFACTION
AND DISCHARGE OF INDENTURE

  Section 8.01.  Termination of the Company's Obligations..............70
  Section 8.02.  Defeasance and Covenant Defeasance....................72
  Section 8.03.  Application of Trust Money............................76
  Section 8.04.  Repayment to Company or Note Guarantors...............76
  Section 8.05.  Reinstatement.........................................77

                                  ARTICLE NINE                   AMENDMENTS,
SUPPLEMENTS AND WAIVERS

  Section 9.01.  Without Consent of Holders............................77
  Section 9.02.  With Consent of Holders...............................78
  Section 9.03.  Revocation and Effect of Consents.....................80
  Section 9.04.  Notation on or Exchange of Notes......................81
    Section 9.05.  Trustee May Sign Amendments, etc......................81

                               ARTICLE TEN                         GUARANTEE
OF NOTES

  Section 10.01.  Note Guarantee...................................... 81
  Section 10.02.  Execution and Delivery by Holding of Note Guarantee..83
  Section 10.03.  Additional Note Guarantors...........................84
  Section 10.04.  Note Guarantee Obligations Subordinated
                   to Guarantor Senior Indebtedness....................84
  Section 10.05.  Payment Over of Proceeds upon Dissolution, etc.......85
  Section 10.06.  Suspension of Note Guarantee Obligations When
                    Guarantor Senior Indebtedness in Default...........87
  Section 10.07.  Release of Note Guarantee............................88
  Section 10.08.  Waiver of Subrogation................................88
  Section 10.09.  Provisions Solely to Define Relative Rights..........89
  Section 10.10.  Trustee to Effectuate Subordination.  ...............89
  Section 10.11.  No Waiver of Subordination Provisions................90
  Section 10.12.  Notice to Trustee....................................91
  Section 10.13.  Reliance on Judicial Order or Certificate of
                    Liquidating Agent Regarding Dissolution, etc. .....92
  Section 10.14.  Rights of Trustee as a Holder of Guarantor Senior
                    Indebtedness; Preservation of Trustee's Rights.....92
  Section 10.15.  Article Ten Applicable to Paying Agents..............93
  Section 10.16.  No Suspension of Remedies............................93
  Section 10.17.  Trustee's Relation to Guarantor Senior Indebtedness..93
  Section 10.18.  Subrogation..........................................93

                            ARTICLE ELEVEN                     SUBORDINATION
OF NOTES

  Section 11.01.  Notes Subordinate to Senior Indebtedness............94
  Section 11.02.  Payment over of Proceeds upon Dissolution, etc......95
  Section 11.03.  Suspension of Payment When Senior Indebtedness
                    in Default........................................96
  Section 11.04.  Trustee's Relation to Senior Indebtedness...........98
  Section 11.05.  Subrogation to Rights of Holders of Senior
                    Indebtedness......................................99
  Section 11.06.  Provisions Solely to Define Relative Rights.........99
  Section 11.07.  Trustee to Effectuate Subordination............... 100
  Section 11.08.  No Waiver of Subordination Provisions..............100
  Section 11.09.  Notice to Trustee..................................101
  Section 11.10.  Reliance on Judicial Order or Certificate of
                   Liquidating Agent.................................102
  Section 11.11.  Rights of Trustee as a Holder of Senior
                   Indebtedness; Preservation of Trustee's Rights....103
  Section 11.12.  Article Applicable to Paying Agents................103
    Section 11.13.  No Suspension of Remedies..........................103

                              ARTICLE TWELVE
MISCELLANEOUS

  Section 12.01.  Trust Indenture Act of 1939..........................103
  Section 12.02.  Notices..............................................104
  Section 12.03.  Communication by Holders with Other Holders..........105
  Section 12.04.  Certificate and Opinion as to
                    Conditions Precedent...............................105
  Section 12.05.  Statements Required in Certificate or Opinion........105
  Section 12.06.  Rules by Trustee, Paying Agent, Registrar............106
  Section 12.07.  Legal Holiday........................................106
  Section 12.08.  Governing Law........................................106
  Section 12.09.  No Recourse Against Others...........................106
  Section 12.10.  Successors...........................................106
  Section 12.11.  Multiple Originals...................................106
  Section 12.12.  Separability.........................................107
  Section 12.13.  Table of Contents, Headings, etc.....................107
  Section 12.14.  Benefits of Indenture................................107

  SIGNATURES...........................................................108

  SCHEDULE 1      Existing Liens
  SCHEDULE 2      Existing Indebtedness

  EXHIBIT A       Form of Note